The information in this prospectus supplement and the attached prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. This prospectus supplement and the attached prospectus are not an offer to sell these securities nor are they soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion
Preliminary Prospectus Supplement dated March 18, 2009

PROSPECTUS SUPPLEMENT	Filed pursuant to Rule 424(b)(3)

(To Prospectus dated November 7, 2008)	Registration Statement Nos. 333-155201 333-155201-01

$

Shell International Finance B.V.

$                    % Guaranteed Notes due 2014
Guaranteed as to the Payment of Principal and Interest by

Royal Dutch Shell plc

Shell International Finance B.V. will pay interest on the     % Guaranteed Notes due 2014 (the “notes”) on September           and March           of each year, beginning on September   , 2009. Shell International Finance B.V. may redeem some or all of the notes at any time at the redemption prices described in this prospectus supplement. The notes will otherwise not be redeemable prior to maturity except upon the occurrence of certain tax events described in this prospectus supplement. The notes will mature on March   , 2014.

Application will be made for listing of the notes on the New York Stock Exchange.

See “Risk Factors” beginning on page 4 of the attached prospectus for a discussion of certain factors you should consider before investing in the notes.

The notes
	Per note		Total

Public offering price(1)		%	$
Underwriting discount		%	$
Proceeds before expenses, to us		%	$

(1)	Plus accrued interest from March , 2009 if settlement occurs after that date.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the attached prospectus. Any representation to the contrary is a criminal offense.

The notes will be ready for delivery in book-entry form through the facilities of The Depository Trust Company and its participants, including Euroclear Bank S.A./N.V. (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream, Luxembourg”), on or about March   , 2009.

Joint Book-Running Managers

Barclays Capital	Morgan Stanley

The date of this prospectus supplement is March   , 2009.

PROSPECTUS SUPPLEMENT

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	S-3
SUMMARY	S-4
CAPITALIZATION	S-7
USE OF PROCEEDS	S-7
DESCRIPTION OF NOTES	S-8
UNDERWRITING	S-11

PROSPECTUS
ABOUT THIS PROSPECTUS	3
ROYAL DUTCH SHELL PLC	4
SHELL INTERNATIONAL FINANCE B.V.	4
RISK FACTORS	4
FORWARD LOOKING STATEMENTS	7
WHERE YOU CAN FIND MORE INFORMATION	8
ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES	10
USE OF PROCEEDS	12
LEGAL OWNERSHIP	13
DESCRIPTION OF DEBT SECURITIES	15
DESCRIPTION OF ROYAL DUTCH SHELL WARRANTS	26
DESCRIPTION OF ROYAL DUTCH SHELL ORDINARY SHARES	28
DESCRIPTION OF ROYAL DUTCH SHELL AMERICAN DEPOSITARY RECEIPTS	38
CLEARANCE AND SETTLEMENT	45
TAXATION	50
PLAN OF DISTRIBUTION	66
EXCHANGE CONTROLS	68
LIMITATIONS ON RIGHTS TO OWN SECURITIES	68
LEGAL MATTERS	68
EXPERTS	68

You should rely on the information contained or incorporated by reference in this prospectus supplement and the attached prospectus. We have not, and the underwriters have not, authorized any other person to provide you with different information. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in this prospectus supplement and the attached prospectus, as well as information in documents incorporated by reference, is accurate as of any date other than the date on the front of these documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Securities and Exchange Commission (“the SEC”) allows us to incorporate by reference the information we file with or furnish to them. This means:

•	incorporated documents are considered part of this prospectus supplement and the attached prospectus;

•	we can disclose important information to you by referring you to those documents; and

•	information that we file with or furnish to the SEC will automatically update and supersede this prospectus supplement and the attached prospectus.

Without limiting the information incorporated by reference by the attached prospectus, we incorporate by reference Royal Dutch Shell plc’s annual report on Form 20-F for the fiscal year ended December 31, 2008 as filed with the SEC on March 17, 2009. Further, we also note that each report on Form 6-K that we have filed or furnished with the SEC that expressly states that it is incorporated by reference into our Registration Statement on Form F-3 (Registration Numbers 333-155201; 333-155201-01) is incorporated by reference into this prospectus supplement and the attached prospectus.

Furthermore, we incorporate by reference each of the following documents that we will file with or furnish to the SEC after the date of this prospectus supplement but before the end of the notes offering:

•	all of our subsequent annual reports on Form 20-F that are filed with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

•	any reports on Form 6-K filed or furnished by us pursuant to the Exchange Act that expressly state that we incorporate them by reference; and

•	reports filed under Sections 13(a), 13(c) or 15(d) of the Exchange Act.

You may request a copy of any documents referred to above (excluding exhibits), at no cost, by contacting us at the following address:

Royal Dutch Shell plc
Carel van Bylandtlaan 30
2596 HR The Hague
The Netherlands
Tel. No.: (011 31 70) 377 9111

SUMMARY

This summary does not contain all of the information that is important to you. You should read carefully the entire prospectus supplement, the attached prospectus and the additional documents incorporated by reference herein for more information on Royal Dutch Shell plc (“Royal Dutch Shell”), Shell International Finance B.V. (“Shell Finance”) and recent transactions involving Royal Dutch Shell and Shell Finance.

In this prospectus supplement, the terms “we”, “our” and “us” refer to Shell Finance and Royal Dutch Shell. Shell Finance is the issuer and Royal Dutch Shell is the guarantor in this offering. The “Shell Group” refers to Royal Dutch Shell and its consolidated subsidiaries, including Shell Finance.

Royal Dutch Shell

The Shell Group operates in more than 100 countries and territories and engages in all the principal aspects of the oil and natural gas industry. Set out below is a summary of our main businesses:

•	Our Exploration & Production business searches for and recovers oil and natural gas around the world. Many of these activities are carried out as joint venture partnerships, often with national oil companies.

•	Our Gas & Power business liquefies natural gas and transports it to customers across the world. Its gas-to-liquids (“GTL”) process turns natural gas into cleaner-burning synthetic fuel and other products. It develops wind power to generate electricity and is involved in solar power technology. It also licenses our coal gasification technology, enabling coal to be used as a chemical feedstock and for more efficient generation of electricity.

•	Our Oil Sands business, the Athabasca Oil Sands Project, extracts bitumen — an especially thick, heavy oil — from oil sands in Alberta, western Canada, and converts it to synthetic crude oils that can be turned into a range of products.

•	Our Oil Products business makes, moves and sells a range of petroleum-based products around the world for domestic, industrial and transport use. Its Future Fuels and CO2 business unit develops biofuels and hydrogen and markets the synthetic fuel and products made from the GTL process. It also leads company-wide activities in CO2 management. With around 45,000 service stations, ours is the world’s largest single-branded fuel retail network.

•	Our Chemicals business produces petrochemicals for industrial customers. They include the raw materials for plastics, coatings and detergents used in the manufacture of textiles, medical supplies and computers.

The Offering

Please refer to “Description of Notes” on page S-8 of this prospectus supplement and “Description of Debt Securities” on page 18 of the attached prospectus for more information about the notes.

Notes:	$ aggregate principal amount of % Guaranteed Notes due 2014.

Guarantee:	The notes will be fully and unconditionally guaranteed by Royal Dutch Shell as to the payment of principal, premium (if any) and interest, including any additional amounts that may be payable.

Maturity:	We will repay the notes at 100% of their principal amount plus accrued interest on March , 2014.

Interest payment dates:	Every September and March , commencing on September , 2009.

Regular record dates:	Every and .

Ranking:	The notes and the guarantees will constitute unsecured and unsubordinated indebtedness of Shell Finance and Royal Dutch Shell, respectively, and will rank equally with all other unsecured and unsubordinated indebtedness from time to time outstanding.

Optional redemption:	The notes will be redeemable as a whole or in part, at the option of Shell Finance at any time, at a redemption price equal to the greater of (i) 100% of the principal amount of such series of notes and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to the date of redemption) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus basis points, plus in each case accrued interest thereon to the date of redemption.

Tax redemption:	In the event of tax law changes that require us to pay additional amounts as described under “Description of Debt Securities — Provisions Applicable to Each Indenture — Optional Tax Redemption” in the attached prospectus, we may call the notes for redemption, in whole but not in part, prior to maturity.

Substitution:	We may cause Royal Dutch Shell or any subsidiary of Royal Dutch Shell to assume the obligations of Shell Finance under the notes. Additionally, should any entity become the 100% owner of Royal Dutch Shell, such entity may assume the obligations of Royal Dutch Shell. U.S. tax implications of these provisions to holders are described under “Taxation — U.S. Taxation — U.S. Taxation of Debt Securities — Merger and Consolidation/ Substitution of Issuer” of the attached prospectus.

Book-entry issuance, denominations, settlement and clearance:	We will issue the notes in fully registered form in denominations of $1,000 and integral multiples thereof. The notes will be represented by one or more global securities registered in the name of a nominee of The Depository Trust Company, referred to as DTC. You will hold beneficial interests in the notes through DTC and its direct and indirect participants, including Euroclear and Clearstream, Luxembourg, and DTC and its direct and indirect participants will record your beneficial interest on their books. We will not issue certificated notes except in limited circumstances that we explain under “Legal Ownership — Global Securities — Special Situations When the Global Security Will Be Terminated” in the attached prospectus. For information on DTC’s book-entry system, see “Clearance and Settlement — The Clearing Systems — DTC” in the attached prospectus.

Further Issues:	We may, without the consent of the holders of the notes, issue additional notes having the same ranking and same interest rate, maturity date, redemption terms and other terms as the notes described in this prospectus supplement (except for the price to the public and issue date). Any such additional notes, together with the notes offered by this prospectus supplement, will constitute a single series of securities under the indenture relating to the notes. There is no limitation on the amount of notes or other debt securities that we may issue under that indenture.

Listing:	Application will be made for listing of the notes on the New York Stock Exchange.

Use of proceeds:	We intend to use the net proceeds from the sale of the notes for general corporate purposes.

Trustee and Principal Paying Agent:	Deutsche Bank Trust Company Americas.

Closing and Delivery:	We currently expect delivery of the notes to occur on March , 2009.

Risk Factors:	You should carefully consider all of the information in this prospectus supplement and the attached prospectus, which includes information incorporated by reference from our annual report on Form 20-F for the fiscal year ended December 31, 2008. In particular, you should evaluate the specific factors under “Risk Factors” beginning on page 4 of the attached prospectus for risks involved with an investment in the notes.

CAPITALIZATION

Shell Group

The following table sets forth, on an IFRS basis, the unaudited consolidated combined capitalization and indebtedness of Royal Dutch Shell as of December 31, 2008, and as adjusted to give effect to the issuance of the notes. Other than the changes noted below to reflect the anticipated issuance of the notes and the application of the proceeds from the notes, there has been no material change in the capitalization and indebtedness of the Shell Group since December 31, 2008.

	December 31,	Adjusted for
	2008	Offering
	(unaudited)	(unaudited)
	$ million	$ million

Equity
Total equity attributable to shareholders of Royal Dutch Shell plc	127,285
Total finance debt
Short-term finance debt	9,497
Long-term finance debt(1)	11,259

Total finance debt(2)	20,756

Total capitalization	148,041

(1)	Long-term finance debt excludes $2.5 billion of certain tolling commitments.

(2)	As of December 31, 2008, the Shell Group had outstanding guarantees of $3.7 billion, of which $2.6 billion related to debt of equity-accounted investments. $18.6 billion of the finance debt of Royal Dutch Shell was unsecured. A total of $4.6 billion outstanding debt of subsidiaries is secured.

USE OF PROCEEDS

We estimate that the net proceeds (after underwriting discounts and commissions and estimated net offering expenses) from the sale of the notes will be approximately $      billion. We will use the proceeds for general corporate purposes.

DESCRIPTION OF NOTES

This section describes the specific financial and legal terms of the notes and supplements the more general description under “Description of Debt Securities” of the attached prospectus. To the extent that the following description is inconsistent with the terms described under “Description of Debt Securities” in the attached prospectus, the following description replaces that in the attached prospectus.

General

The notes will be issued in an initial aggregate principal amount of $      and will mature on March   , 2014. Book-entry interests in the notes will be issued in minimum denominations of $1,000 and in integral multiples of $1,000. The notes will bear interest at the rate per annum shown on the cover page of this prospectus supplement, payable semi-annually in arrears on September    and March    of each year, commencing September   , 2009 to holders of record on           and           of each year. Interest on notes will be computed on the basis of a 360-day year of twelve 30-day months. Application will be made for listing of the notes on the New York Stock Exchange. No assurance can be made that such application will be approved or that a liquid trading market for the notes will develop. The notes and guarantees are governed by New York law.

The notes will be the unsecured and unsubordinated indebtedness of Shell Finance and will rank equally with all of its other unsecured and unsubordinated indebtedness from time to time outstanding.

Royal Dutch Shell will fully and unconditionally guarantee on an unsubordinated basis the due and punctual payment of the principal of; premium, if any; and interest on the notes, including any additional amounts, when and as any such payments become due and payable, whether at maturity, upon redemption or declaration of acceleration, or otherwise. The guarantee of the notes will be unsecured and unsubordinated indebtedness of Royal Dutch Shell and will rank equally with all of its other unsecured and unsubordinated indebtedness from time to time outstanding. Because Royal Dutch Shell is a holding company, the guarantee will effectively rank junior to any indebtedness of its subsidiaries.

We may, without the consent of the holders of the notes, issue additional notes having the same ranking and same interest rate, maturity date, redemption terms and other terms (except for the price to the public and issue date) as the notes described in this prospectus supplement. Any such additional notes, together with the notes offered by this prospectus supplement, will constitute a single series of securities under the indenture relating to guaranteed debt securities issued by Shell Finance, dated as of June 27, 2006, among Shell Finance, Royal Dutch Shell and the trustee, Deutsche Bank Trust Company Americas. There is no limitation on the amount of notes or other debt securities that we may issue under such indenture.

The principal corporate trust office of the trustee in the City of New York is designated as the principal paying agent. We may at any time designate additional paying agents or rescind the designation of paying agents or approve a change in the office through which any paying agent acts.

We will issue the notes in fully registered form. Each series of notes will be represented by one or more global securities registered in the name of a nominee of DTC. You will hold a beneficial interest in the notes through DTC and its participants, including Clearstream, Luxemburg and Euroclear. See “Clearance and Settlement” in the attached prospectus for more information about these clearing systems.

Payment of Additional Amounts

The government of any jurisdiction where Royal Dutch Shell or Shell Finance is resident may require Royal Dutch Shell or Shell Finance to withhold amounts from payments on the principal or interest on the notes or any amounts to be paid under the guarantee, as the case may be, for taxes or any other governmental charges. If a withholding of this type is required, Royal Dutch Shell or Shell Finance, as the case may be, may be required to pay you an additional amount so that the net amount you receive will be the amount specified in the note to which you are entitled. For more information on additional amounts and the situations in which Royal Dutch Shell or Shell Finance must pay additional amounts, see “Description of Debt Securities — Provisions Applicable to Each Indenture — Payment of Additional Amounts” in the attached prospectus.

Redemption

Optional Redemption

The notes will be redeemable as a whole or in part, at the option of Shell Finance at any time, at a redemption price equal to the greater of (i) 100% of the principal amount of the notes and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to the date of redemption) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus           basis points, plus in each case accrued interest thereon to the date of redemption.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity or interpolated (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Bank as having an actual or interpolated maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of such notes.

“Independent Investment Bank” means one of the Reference Treasury Dealers appointed by the trustee after consultation with Shell Finance.

“Comparable Treasury Price” means, with respect to any redemption date, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by such Reference Treasury Dealer at 3:30 p.m. New York time on the third business day preceding such redemption date.

“Reference Treasury Dealer” means each of Barclays Capital Inc. and Morgan Stanley & Co. Incorporated or their affiliates which are primary U.S. Government securities dealers, and their respective successors, plus two other primary U.S. government securities dealers; provided, however, that if any of the foregoing or their affiliates shall cease to be a primary U.S. Government securities dealer in The City of New York (a “Primary Treasury Dealer”), Shell Finance shall substitute therefor another Primary Treasury Dealer.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of notes to be redeemed.

Unless Shell Finance defaults in payment of the redemption price, and Royal Dutch Shell defaults in payment under its guarantee of the notes, on and after the redemption date interest will cease to accrue on the notes or portions thereof called for redemption.

Tax Redemption

In the event of tax law changes after the date of this prospectus supplement that require us to pay additional amounts, as described in the attached prospectus under “Description of Debt Securities — Provisions Applicable to Each Indenture — Payment of Additional Amounts”, we may call all, but not less than all, the notes for redemption. This means we may repay them early. You have no right to require us to call the notes. We discuss our ability to redeem the notes in greater detail under “Description of Debt Securities — Provisions Applicable to Each Indenture — Optional Tax Redemption” in the attached prospectus.

If we call the notes, we must pay you 100% of their principal amount. We will also pay you accrued interest, and any additional amounts, if we have not otherwise paid you interest through the redemption date, provided that we have made payment to the trustee.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of notes to be redeemed.

Substitution

We may cause Royal Dutch Shell or any subsidiary of Royal Dutch Shell to assume the obligations of Shell Finance under the notes as described under “Description of Debt Securities — Provisions Applicable to Each Indenture — Substitution of Shell Finance as Issuer” of the attached prospectus. Additionally, should any entity become the 100% owner of Royal Dutch Shell, such entity may assume the obligations of Royal Dutch Shell under the notes as described under “Description of Debt Securities — Provisions Applicable to Each Indenture — Consolidation, Merger and Sale of Assets” of the attached prospectus. U.S. tax implications of these provisions to holders are described under “Taxation — U.S. Taxation — U.S. Taxation of Debt Securities — Merger and Consolidation/Substitution of Issuer” of the attached prospectus.

Defeasance and Discharge

We may release ourselves from any payment or other obligations on the notes as described under “Description of Debt Securities — Provisions Applicable to Each Indenture — Defeasance” of the attached prospectus.

Trustee

The trustee for the holders of the notes will be Deutsche Bank Trust Company Americas. See “Description of Debt Securities — Provisions Applicable to Each Indenture — Trustee” and “— Events of Default” in the attached prospectus for a description of the trustee’s procedures and remedies available in the event of a default.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement dated March   , 2009, and incorporated in the terms agreement dated March   , 2009, each of the underwriters has severally agreed to purchase, and we have agreed to sell to each underwriter, the principal amount of notes set forth opposite the name of each underwriter.

Principal Amount
Underwriter	of the Notes

Barclays Capital Inc.	$
Morgan Stanley & Co. Incorporated
Total	$

The underwriting agreement and the terms agreement provide that the obligations of the several underwriters are subject to certain conditions and that the underwriters will purchase all of the notes offered by this prospectus supplement if any of these notes are purchased.

The underwriters have advised us that they propose to offer the notes to the public at the public offering price on the cover page of this prospectus supplement, and may offer the notes to dealers at that price less a concession not in excess of     % of the principal amount of the notes. The underwriters may allow, and the dealers may reallow, a discount not in excess of     % of the principal amount of the notes to the other dealers. After the initial public offering, the public offering price, concession and discount may be changed.

The notes are a new issue of securities with no established trading market. Although we intend to apply for listing of the notes on the New York Stock Exchange, there can be no assurance that an active trading market will develop on or off such exchange or that quotations for the notes will be readily available. We have been advised by the underwriters that they presently intend to make a market in the notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market making activities without any notice. We cannot assure the liquidity of the trading markets for the notes will develop. If an active public trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected.

In connection with the offering, the underwriters are permitted to engage in transactions to stabilize the market price of the notes. Such transactions consist of bids or purchases to peg, fix or maintain the price of the notes. If the underwriters create a short position in the notes in connection with the offering, i.e., if they sell more notes than are on the cover page of the prospectus, the underwriters may reduce that short position by purchasing notes in the open market. Purchases of a security to stabilize the price or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

Neither we nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor any of the underwriters makes any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

In the ordinary course of their respective businesses, the underwriters and their affiliates have engaged, and may in the future engage, in various banking and financial services for and commercial transactions with us and our affiliates for which they have received, and will receive in the future, customary fees.

We estimate that expenses, excluding underwriting discounts, will be approximately $          .

We have agreed to indemnify the several underwriters against various liabilities, including liabilities under the Securities Act of 1933, as amended.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter and dealer has represented and agreed, and each further underwriter and dealer appointed will be required to represent and agree, that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant

Implementation Date”) it has not made and will not make an offer of notes which are the subject of the offering contemplated by this prospectus supplement to the public in that Relevant Member State other than:

(a)	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)	to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(c)	to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the Joint Book-Running Managers; or

(d)	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of notes shall require Shell Finance or any underwriter or dealer to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

The notes are offered for sale only in those jurisdictions where it is lawful to make such offers.

Each underwriter and each dealer has represented and agreed that (a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to Royal Dutch Shell or Shell Finance; and (b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

The notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the “FIEL”) and each underwriter has agreed that it will not offer or sell any notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan.

This prospectus supplement and the attached prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, the attached prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

The notes may not and will not be publicly offered, distributed or re-distributed in the Swiss Confederation.

PROSPECTUS
ROYAL DUTCH SHELL PLC
SENIOR DEBT SECURITIES
SUBORDINATED DEBT SECURITIES
WARRANTS
CLASS A ORDINARY SHARES
CLASS B ORDINARY SHARES

SHELL INTERNATIONAL FINANCE B.V.
SENIOR DEBT SECURITIES
SUBORDINATED DEBT SECURITIES
Fully and unconditionally guaranteed by
ROYAL DUTCH SHELL PLC

     Royal Dutch Shell plc may use this prospectus to offer from time to time senior or subordinated debt securities, warrants or Class A ordinary shares or Class B ordinary shares, directly or in the form of American Depositary Receipts. Shell International Finance B.V. may use this prospectus to offer from time to time senior or subordinated debt securities fully and unconditionally guaranteed by Royal Dutch Shell plc. Royal Dutch Shell plc’s Class A ordinary shares and Class B ordinary shares are admitted to the Official List of the U.K. Listing Authority (“UKLA”) and to trading on the main market for listed securities of the London Stock Exchange under the symbols “RDSA” and “RDSB”, respectively, and listed on Euronext Amsterdam by NYSE Euronext (“Euronext Amsterdam”) under the symbols “RDSA” and “RDSB”, respectively. Royal Dutch Shell plc’s Class A ordinary shares and Class B ordinary shares are admitted for trading in the form of American Depositary Receipts (“ADRs”) on the New York Stock Exchange under the symbols “RDS.A” and “RDS.B”, respectively.
     This prospectus describes the general terms that may apply to the securities and the general manner in which they may be offered. The specific terms of any securities to be offered and the specific manner in which they will be offered will be set forth and described in a prospectus supplement to this prospectus. Such supplements may also add to, update, supplement or clarify information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement regarding the particular issue of securities carefully before you invest.
     We may sell the securities offered by this prospectus through underwriters or dealers, directly to purchasers or through agents. The names of any underwriters, dealers or agents involved in the sale of the securities, together with any applicable commissions or discounts, will be stated in an accompanying prospectus supplement. This prospectus may not be used to consummate sales of any securities unless it is accompanied by the applicable prospectus supplement.

     All dealers that effect transactions in the securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

     Investing in the securities involves certain risks. See “Risk Factors” beginning on page 4 to read about certain risk factors you should consider before investing in the securities.

     Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offence.
Prospectus dated November 7, 2008

ABOUT THIS PROSPECTUS
     This prospectus is part of a registration statement on Form F-3 that we filed on November 7, 2008 with the Securities and Exchange Commission (the “SEC”), utilizing a shelf registration process. Under this shelf registration process, we may offer and sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement that will contain specific information about the offering and the terms of those securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information”, prior to purchasing any of the securities offered by this prospectus. However, if there are any inconsistencies between the information contained herein and the prospectus supplement, the information in the prospectus supplement shall prevail.
     When acquiring any securities discussed in this prospectus, you should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement and any “free writing prospectus” that we authorize to be delivered to you. Neither we, nor any underwriters or agents, have authorized anyone to provide you with different information. We are not offering the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.
     You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is truthful or complete at any date other than the date mentioned on the cover page of those documents.
     In this prospectus “Royal Dutch Shell” refers to Royal Dutch Shell plc and, where the context requires, its direct and indirect subsidiaries. “Shell Finance” refers to Shell International Finance B.V. “Royal Dutch” refers to N.V. Koninklijke Nederlandsche Petroleum Maatschappij (also known as Royal Dutch Petroleum Company). “Shell Transport” refers to The Shell Transport and Trading Company Limited (formerly The “Shell” Transport and Trading Company, p.l.c). References to the “Shell Group” refer to Royal Dutch Shell and its subsidiaries collectively and references to “we”, “our” and “us” refer to Royal Dutch Shell or the Shell Group, as the context may require.
     In this prospectus and any prospectus supplement, “U.S. dollars” or “$” refers to the lawful currency of the United States (“U.S.”), “pounds sterling,” “£” or “pence” refers to the lawful currency of the United Kingdom (“U.K.”), and “euro” or “€” refers to the currency established for participating member states of the European Union as of the beginning of stage three of the European Monetary Union on January 1, 1999.
     In this prospectus “Admitted Institution” means the institutions which hold Royal Dutch Shell ordinary shares on behalf of their clients through Euroclear Nederland as an admitted institution of Euroclear Nederland or, as the context so permits, which hold Royal Dutch Shell ordinary shares on behalf of their clients through an institution which is an admitted institution of Euroclear Nederland. References in this prospectus to Royal Dutch Shell ordinary shares in bearer form or to Royal Dutch Shell shares shall, where the relevant shares are held by Euroclear Nederland in its capacity as central institute (centraal instituut) under the Dutch Securities Giro Act (Wet giraal effectenverkeer) and the context so permits, include references to interests held in such shares by other persons in accordance with the Dutch Securities Giro Act.
     In connection with any issue of securities through this prospectus, a stabilizing manager or any person acting for him/her may over-allot or effect transactions with a view to supporting the market price of such securities and any associated securities at a level higher than that which might otherwise prevail for a limited period after the issue date. However, there will be no obligation on the stabilizing manager or any agent of his/her to do this. Such stabilizing, if commenced, may be discontinued at any time, and must be brought to an end after a limited period.

ROYAL DUTCH SHELL PLC
     Royal Dutch Shell is the single parent company of Shell Petroleum N.V. (the legal successor of Royal Dutch) and Shell Transport. From 1907 until 2005, Royal Dutch and Shell Transport were the parent companies of a group of companies known collectively as the “Royal Dutch/Shell Group”. All operating activities were conducted through the subsidiaries of Royal Dutch and Shell Transport, which operated as a single economic enterprise. On July 20, 2005, Royal Dutch Shell became the single parent company of Royal Dutch and Shell Transport, the two former public parent companies of the Shell Group (the “Unification”).
     The companies of the Shell Group are engaged worldwide in all the principal aspects of the oil and natural gas industry.
     You can find a more detailed description of the Shell Group’s business and recent transactions in the 2007 20-F (as defined below) and the Q3 Form 6-K (as defined below), which are incorporated by reference in this prospectus, as well as any subsequent filings incorporated by reference into this prospectus.
     The Q3 Form 6-K also presents, on pages 18-19, based on International Financial Reporting Standards as issued by the International Accounting Standards Board, (i) the unaudited consolidated ratio of earnings to fixed charges of Royal Dutch Shell for the last four fiscal years and the nine month period ended September 30, 2008; and (ii) the unaudited consolidated combined capitalization and indebtedness of Royal Dutch Shell as of September 30, 2008, which items are incorporated by reference into this prospectus.
SHELL INTERNATIONAL FINANCE B.V.
     Shell Finance was incorporated as a private limited liability company under the laws of The Netherlands on March 5, 2004. Shell Finance was renamed to its current name and became an 100% owned subsidiary of Royal Dutch Shell on July 20, 2005. Shell Finance is a financing vehicle for Royal Dutch Shell and its consolidated subsidiaries. Shell Finance has no independent operations, other than raising debt for use by the Shell Group, hedging such debt when appropriate and on-lending funds raised to companies in the Shell Group. Shell Finance will lend substantially all proceeds of its borrowings to companies in the Shell Group. Royal Dutch Shell will fully and unconditionally guarantee the guaranteed debt securities issued by Shell Finance as to payment of principal, premium (if any), interest and any other amounts due.
RISK FACTORS
     Investing in the securities offered using this prospectus involves risk. Accordingly, you should consider carefully all of the information included, or incorporated by reference, in this document and any risk factors included in the applicable prospectus supplement before you decide to buy securities. If any of these risks actually occur, our business, financial condition and results of operations could suffer, and the trading price and liquidity of the securities could decline, in which case you may lose all or part of your investment.
Risks Relating to Royal Dutch Shell’s Business
     You should read “Risk Factors” on pages 13 to 15 in the 2007 20-F, which is incorporated by reference in this prospectus, or similar sections in subsequent filings incorporated by reference in this prospectus, for information on risks relating to Royal Dutch Shell’s business.
Risks Relating to Royal Dutch Shell’s Ordinary Shares
     Our Class A ordinary shares and Class B ordinary shares and Class A ADRs and Class B ADRs may trade at different prices.
     Each class of our ordinary shares and ADRs may trade at different prices based on, among other things, the fact that dividends to be received by holders of Class A ordinary shares or Class A ADRs will have a Dutch source, for Dutch and U.K. tax purposes, and dividends to be received by holders of Class B ordinary shares or Class B ADRs will have a U.K. source, for Dutch and U.K. tax purposes, to the extent paid through the dividend access mechanism (as further described in “Description of Royal Dutch Shell Ordinary Shares — Dividend Access Mechanism for Class B

ordinary shares”). Prices also may differ owing to differing levels of demand in different markets for reasons external to Royal Dutch Shell, such as index inclusion and relative index performance.
     Certain provisions of our Articles of Association may limit your ability to obtain monetary or other relief, or increase the cost of seeking and obtaining recoveries in a dispute.
     Our articles of association generally require that, except as noted below, virtually all disputes (i) between a shareholder in such capacity and us and/or our directors, arising out of or in connection with our articles of association or otherwise; (ii) so far as permitted by law, between us and any of our directors in their capacities as such or as our employees, including all claims made by us or on our behalf against our directors; (iii) between a shareholder in such capacity and our professional service providers (which could include our auditors, legal counsel, bankers and ADR depositaries); and (iv) between us and our professional service providers arising in connection with any claim within the scope of (iii) above, shall be exclusively and finally resolved by arbitration in The Hague, The Netherlands under the Rules of Arbitration of the International Chamber of Commerce (“ICC”), as amended from time to time. This would include all disputes arising under U.K., Dutch or U.S. law (including securities laws), or under any other law, between parties covered by the arbitration provision. Accordingly, the ability of shareholders to obtain monetary or other relief, including in respect of securities law claims, may be determined in accordance with these provisions, and the ability of shareholders to obtain monetary or other relief may therefore be limited and/or their cost of seeking and obtaining recoveries in a dispute increased.
     Disputes relating to our failure or alleged failure to pay all or part of a dividend which has been declared and which has fallen due for payment will not be the subject of the arbitration and exclusive jurisdiction provisions of our articles of association. Any derivative claim brought under the U.K. Companies Act 2006 (the “Companies Act 2006”) will not be the subject of the arbitration provisions of our articles of association. Pursuant to the exclusive jurisdiction provision in our articles of association, if a court in any jurisdiction determines that the arbitration requirement described above is invalid or unenforceable in relation to a particular dispute in that jurisdiction, such dispute may only be brought in the courts of England and Wales, as is the case with any derivative claim brought under the Companies Act 2006. See “Description of Royal Dutch Shell Ordinary Shares — Disputes between a shareholder or ADR holder and Royal Dutch Shell, any subsidiary, director or professional service provider”.
Risks Relating to the Debt Securities and Warrants
     Because Royal Dutch Shell is a holding company and conducts its operations through subsidiaries, your right to receive payments on debt securities issued by Royal Dutch Shell or on the guarantees is subordinated to the other liabilities of its subsidiaries.
     Royal Dutch Shell is organized as a holding company, and substantially all of its operations are carried on through subsidiaries of Royal Dutch Shell. Royal Dutch Shell’s ability to meet its financial obligations is dependent upon the availability of cash flows from its domestic and foreign subsidiaries and affiliated companies through dividends, intercompany advances and other payments. Moreover, Shell Finance is a special purpose financing vehicle that was formed for the purpose of raising debt for the Shell Group. Shell Finance conducts no business or revenue-generating operations of its own. Shell Finance has no subsidiaries and will rely on payments (including principal and interest) from Royal Dutch Shell and other subsidiaries in the Shell Group to whom it has on-lent the proceeds of any debt securities issued by it in order to make payments on securities issued by it. Royal Dutch Shell’s subsidiaries are not guarantors of the debt securities that may be offered under this prospectus. Claims of the creditors of Royal Dutch Shell’s subsidiaries have priority as to the assets of such subsidiaries over the claims of Royal Dutch Shell. Consequently, in the event of insolvency of Royal Dutch Shell, the claims of holders of debt securities guaranteed or issued by Royal Dutch Shell would be structurally subordinated to the prior claims of the creditors of subsidiaries of Royal Dutch Shell.
     Because the debt securities are unsecured, your right to receive payments may be adversely affected.
     The debt securities that we are offering will be unsecured. If Royal Dutch Shell or Shell Finance defaults on the debt securities or Royal Dutch Shell defaults on the guarantees, or in the event of bankruptcy, liquidation or reorganization, then, to the extent that Royal Dutch Shell or Shell Finance have granted security over their assets, the assets that secure these debts will be used to satisfy the obligations under that secured debt before Royal Dutch Shell or Shell Finance could make payment on the debt securities or the guarantees, respectively. If there is not enough collateral to satisfy the obligations of the secured debt, then the remaining amounts on the secured debt would share equally with all unsubordinated unsecured indebtedness, including the senior debt securities. In addition, Royal Dutch Shell or Shell Finance may have to satisfy obligations mandatorily preferred by law applying to companies generally before Royal Dutch Shell or Shell Finance could make payments on the debt securities or the guarantees respectively.
     The debt securities and warrants lack a developed trading market, and such a market may never develop.
     Each of Royal Dutch Shell and Shell Finance may issue debt securities in different series with different terms in amounts that are to be determined. Although any such debt securities issued may be listed on a recognized stock exchange in the U.S. or Europe, there can be no assurance that an active trading market will develop for any series of debt securities. Similarly, there can be no assurance that an active trading market will develop for any warrants issued by Royal Dutch Shell. There can also be no assurance regarding the ability of holders of our debt securities and warrants to sell their debt securities or warrants or the price at which such holders may be able to sell their debt securities or warrants. If a trading market were to develop, the debt securities and warrants could trade at prices that may be higher or lower than the initial offering price and, in the case of debt securities, this may result in a return that is greater or less than the interest rate on the debt securities, in each case depending on many factors, including, among other things, prevailing interest rates, Royal Dutch Shell’s financial results, any change in Royal Dutch Shell’s credit-worthiness and the market for similar securities.
     Any underwriters, broker-dealers or agents that participate in the distribution of the debt securities or warrants may make a market in the debt securities or warrants as permitted by applicable laws and regulations but will have no obligation to do so, and any such market-making activities may be discontinued at any time. Therefore, there can be no assurance as to the liquidity of any trading market for the debt securities or warrants or that an active public market for the debt securities or warrants will develop.
     The substitution of the obligor on a particular series of our debt securities generally would cause you to realize taxable gain or loss for U.S. tax purposes, if any, on any such debt securities that you hold.
     We have the right to cause Royal Dutch Shell or any of its subsidiaries to assume the obligations of Shell Finance under any series of debt securities as described in “Description of Debt Securities — Substitution of Shell Finance as Issuer” below. Also an entity that becomes the owner of 100% of the voting stock of Royal Dutch Shell may assume the obligations of Royal Dutch Shell with respect to one or more series of debt securities as described in “Description of Debt Securities — Consolidation, Merger and Sale of Assets” below. Under U.S. tax law, the change in the obligor on our debt securities under these provisions could be treated as a disposition of any such debt securities that you hold, requiring you to realize gain or loss on our debt securities even though you continue to hold our debt securities and receive no distribution in connection with the deemed disposition. See “Taxation — U.S. Taxation of Debt Securities — Sale or Retirement of Debt Securities” for discussion of possible tax consequences.
     Any subordinated debt securities that we issue will be subordinate in ranking to our existing debt and future senior debt.
     We may issue one or more series of debt securities that by their terms are subordinated to all existing and future “senior debt” (as defined in the relevant indenture). Under the subordination terms, the subordinated debt will be subordinated in right of payment to all senior debt and may be subject to payment blockage, standstill and other terms designed to enhance the rights of the senior debt. As a result of these subordination terms, holders of subordinated debt may receive less upon any bankruptcy or liquidation than holders of senior debt. See “Description of Debt Securities — Provisions Applicable Solely to Subordinated Debt Securities”. You should read carefully the specific terms of any particular series of debt securities which will be contained in the prospectus supplement relating to such debt securities.
Shell Finance ability to satisfy its obligations in respect of the guaranteed debt securities is dependent on other members of the Shell Group.
     Shell Finance is a finance vehicle and its primary business is the raising of money for the purpose of on-lending to other members of the Shell Group. Shell Finance’s ability to satisfy its obligations in respect of the guaranteed debt securities will depend on payments made to Shell Finance by other members of the Shell Group in respect of loans and advances made by Shell Finance.

FORWARD LOOKING STATEMENTS
     The SEC encourages companies to disclose forward-looking information so that investors can better understand a company’s future prospects and make informed investment decisions. This prospectus, any prospectus supplement and documents incorporated by reference in this prospectus and any prospectus supplement may contain forward-looking statements concerning the financial condition, results of operations and businesses of Royal Dutch Shell. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements.
     Forward-looking statements are statements of future expectations that are based on management’s current expectations and assumptions and involve known and unknown risks and uncertainties that could cause actual results, performance or events to differ materially from those expressed or implied in these statements. Forward-looking statements include, among other things, statements concerning the potential exposure of Royal Dutch Shell to market risks and statements expressing management’s expectations, beliefs, estimates, forecasts, projections and assumptions.
     These forward-looking statements are identified by their use of terms and phrases such as “anticipate”, “believe”, “could”, “estimate”, “expect”, “intend”, “may”, “plan”, “objectives”, “outlook”, “probably”, “project”, “will”, “seek”, “target”, “risks”, “goals”, “should” and similar terms and phrases. There are a number of factors that could affect the future operations of Royal Dutch Shell and could cause those results to differ materially from those expressed in the forward-looking statements included in this prospectus, including (without limitation):
•	price fluctuations in crude oil and natural gas;

•	changes in demand for the Shell Group’s products;

•	currency fluctuations;

•	drilling and production results;

•	reserve estimates;

•	loss of market and industry competition;

•	environmental and physical risks;

•	risks associated with the identification of suitable potential acquisition properties and targets, and successful negotiation and completion of such transactions;

•	the risk of doing business in developing countries and countries subject to international sanctions;

•	legislative, fiscal and regulatory developments including potential litigation and regulatory effects arising from recategorization of reserves;

•	economic and financial market conditions in various countries and regions;

•	political risks, including the risks of expropriation and renegotiation of the terms of contracts with governmental entities, delays or advancements in the approval of projects and delays in the reimbursement for shared cost; and

•	changes in trading conditions.
     All forward-looking statements contained in this prospectus are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement. Neither Royal Dutch Shell nor any of its subsidiaries undertake any obligation to publicly update or revise any forward-looking statement as a result of new information, future events or other information. In light of these risks, results could differ materially from those stated, implied or inferred from the forward-looking statements contained in this prospectus.

WHERE YOU CAN FIND MORE INFORMATION
     Royal Dutch Shell is subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and, in accordance with those requirements, files annual reports and other information with the SEC. However, as a foreign private issuer, Royal Dutch Shell and its shareholders are exempt from some of the Exchange Act reporting requirements. The reporting requirements that do not apply to Royal Dutch Shell or its shareholders include proxy solicitations rules, the short-swing insider profit disclosure rules of Section 16 of the Exchange Act with respect to Royal Dutch Shell’s shares and the rules regarding the furnishing of quarterly reports to the SEC, which are required to be furnished only if required or otherwise provided in our home country domicile.
     The materials Royal Dutch Shell files with or furnishes to the SEC (and the materials Royal Dutch and Shell Transport filed with or furnished to the SEC) may be inspected and copied at the following location of the SEC:
Public Reference Room
100 F Street, N.E.
Room 1580
Washington, D.C. 20549
     You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. All filings made by Royal Dutch Shell and its predecessors after December 15, 2002 are also available online through the SEC’s EDGAR electronic filing system. Access to EDGAR can be found on the SEC’s website, at http://www.sec.gov.
     The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by information that is included directly in this prospectus.
     The information that we incorporate by reference is an important part of this prospectus. We incorporate by reference the following documents:
•	Annual Report on Form 20-F of Royal Dutch Shell for the fiscal year ended December 31, 2007, as filed with the SEC on March 17, 2008 (File No. 001-32575) (the “2007 20-F”);

•	Report on Form 6-K of Royal Dutch Shell furnished to the SEC on November 5, 2008, containing the unaudited condensed interim financial report of Royal Dutch Shell and its consolidated subsidiaries for the nine-month period ended September 30, 2008 (File No. 001-32575) (the “Q3 Form 6-K”);

•	Reports on Form 6-K of Royal Dutch Shell furnished to the SEC on May 5, 2008 and August 4, 2008, containing the unaudited condensed interim financial report of Royal Dutch Shell and its consolidated subsidiaries for the three- and six-month period ended March 31, 2008 and June 30, 2008 respectively (File No. 001-32575);

•	Reports on Form 6-K of Royal Dutch Shell furnished to the SEC on February 5, 2008 (2), February 6, 2008 (only with respect to report with SEC accession no. 0001168548-08-000008), May 2, 2008 (3), May 6, 2008 (2), May 8, 2008 (3 reports, excluding report with SEC accession no. 0001309014-08-000255), May 15, 2008, May 21, 2008, May 23, 2008 (only with respect to report with SEC accession no. 0001168548-08-000034), June 19, 2008, July 11, 2008, July 14, 2008, August 5, 2008, August 7, 2008, September 2, 2008, September 3, 2008, November 3, 2008 and November 4, 2008; and

•	The description of our share capital contained in the Report on Form 6-K of Royal Dutch Shell furnished to the SEC on July 20, 2005 (File No. 333-125035) (the “Capital Stock Form 6-K”) and any amendment or reports filed for the purpose of updating such description.

     We also incorporate by reference any future filings that we make with the SEC under Section 13(a), 13(c) or 15(d) of the Exchange Act until we sell all of the securities. Our reports on Form 6-K furnished to the SEC after the date of this prospectus (or portions thereof) are incorporated by reference in this prospectus only to the extent that the forms expressly state that we incorporate them (or such portions) by reference in this prospectus.
     Information that we file with the SEC will automatically update and supercede information in documents filed with the SEC at earlier dates. All information appearing in this prospectus is qualified in its entirety by the information and financial statements, including the notes, contained in the documents that we incorporate by reference in this prospectus.
     You can obtain any of the documents incorporated by reference in this prospectus through us, or from the SEC. Documents incorporated by reference are available from us without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this prospectus, by requesting them in writing or by telephone from us at the following address and telephone number:
Royal Dutch Shell plc
Carel van Bylandtlaan 30
2596 HR The Hague
The Netherlands
Tel. No.: (011 31 70) 377 9111
     Royal Dutch Shell’s Class A ordinary shares and Class B ordinary shares are admitted to the Official List of the U.K. Listing Authority and to trading on the market for listed securities of the London Stock Exchange and listed on Euronext Amsterdam. Royal Dutch Shell’s Class A ordinary shares and Class B ordinary shares are admitted for trading in the form of ADRs on the New York Stock Exchange. You can consult reports and other information about Royal Dutch Shell that it files or makes public pursuant to the rules of the London Stock Exchange, Euronext Amsterdam and the New York Stock Exchange at such exchanges.
     Additional information regarding Royal Dutch Shell may be obtained on its website at www.shell.com. Such information is not incorporated by reference into this prospectus.

ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES
     Royal Dutch Shell is a public limited company incorporated under the laws of England and Wales. Shell Finance is a private limited liability company incorporated under the laws of The Netherlands. A majority of our directors and officers and some of the experts named in this document reside outside of the U.S. and a majority of our assets are located outside of the U.S. As a result, it may not be possible for investors to effect service of process within the U.S. upon us or these persons or to enforce against it or them, either in the U.S., the U.K. or The Netherlands, judgments of U.S. courts predicated upon the civil liability provisions of the U.S. federal or state securities laws.
     The articles of association of Royal Dutch Shell provide that, subject to certain exceptions, virtually all disputes (i) between a shareholder in such capacity and us and/or our directors, arising out of or in connection with our articles of association or otherwise; (ii) so far as permitted by law, between us and any of our directors in their capacities as such or as our employees, including all claims made by us or on our behalf against our directors; (iii) between a shareholder in such capacity and our professional service providers; and (iv) between us and our professional service providers (which could include our auditors, legal counsel, bankers and ADR depositaries) arising in connection with any claim within the scope of (iii) above, shall be exclusively and finally resolved by arbitration in The Hague, The Netherlands under the Rules of Arbitration of the ICC, as amended from time to time. See “Description of Royal Dutch Shell Ordinary Shares — Disputes between a shareholder or ADR holder and Royal Dutch Shell, any subsidiary, director or professional service provider”.
     The following discussion with respect to the enforceability of certain U.S. court judgments in England and Wales assumes a judgment is rendered in a U.S. court notwithstanding the charter provision of Royal Dutch Shell described above and is based upon advice provided to us by our English counsel, Slaughter and May. The U.S. and the U.K. do not have a treaty providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters (although the U.S. and the U.K. are both parties to the 1958 Convention on the Recognition and Enforcement of Foreign Arbitral Awards). Any judgment rendered by any federal or state court in the U.S. based on civil liability, whether or not predicated solely upon U.S. federal securities law, would not be directly enforceable in England and Wales. In order to enforce any such judgment in England and Wales, proceedings must be initiated by way of fresh legal proceedings in respect of the judgment debt before a court of competent jurisdiction in England and Wales. In this type of action, an English court generally will not (subject to the matters identified below) reinvestigate the merits of the original matter decided by a U.S. court and will treat the judgment as conclusive. The matters which would cause an English court not to enforce a judgment debt created by a U.S. judgment are that:
•	the relevant U.S. court did not have jurisdiction under English rules of private international law to give the judgment;

•	the judgment was not final and conclusive on the merits. A foreign judgment which could be abrogated or varied by the court which pronounced it is not a final judgment. However, a judgment will be treated as final and conclusive even though it is subject to an appeal or if an appeal is actually pending, although in such a case a stay of execution in England may be ordered pending such an appeal. If the judgment is given by a court of a law district forming part of a larger federal system such as in the U.S., the finality and conclusiveness of the judgment in the law district where it was given alone are relevant in England. Its finality and conclusiveness in other parts of the federal system are irrelevant;

•	the judgment is not for a definite sum of money or is for a sum payable in respect of taxes or other charges of a like nature or in respect of a fine or other penalty or otherwise based on a U.S. law that an English court considers to be a penal, revenue or other public law;

•	the enforcement of such judgment would contravene public policy in England and Wales;

•	the enforcement of the judgment is prohibited by statute (for example, section 5 of the U.K. Protection of Trading Interests Act 1980 prohibits the enforcement of foreign judgments for multiple damages and other foreign judgments specified by statutory instrument concerned with restrictive trade practices. A judgment for multiple damages is defined as a judgment for an amount arrived at by doubling, trebling or otherwise multiplying a sum assessed as compensation for the loss or damage sustained by the judgment creditor);

•	the English proceedings were not commenced within the relevant limitation period;

•	before the date on which the U.S. court gave judgment, a judgment has been given in proceedings between the same parties or their privies in a court in the U.K. or in an overseas court which the English court will recognize;

•	the judgment has been obtained by fraud (on either the part of the party in whose favor judgment was given or on the part of the court pronouncing the judgment) or in proceedings in which the principles of natural justice were breached;

•	the bringing of proceedings in the relevant U.S. court was contrary to an agreement under which the dispute in question was to be settled otherwise than by proceedings in the U.S. courts (to whose jurisdiction the judgment debtor did not submit by counterclaim or otherwise); or

•	an order has been made and remains effective under section 9 of the U.K. Foreign Judgments (Reciprocal Enforcement) Act 1933 applying that section to U.S. courts including the relevant U.S. court.
     If an English court gives judgment for the sum payable under a U.S. judgment, the English judgment will be enforceable by methods generally available for this purpose. The judgment creditor is able to utilize any method or methods of enforcement available to him/her at the time. In addition, it may not be possible to obtain an English judgment or to enforce that judgment if the judgment debtor is subject to any insolvency or similar proceedings, or if the judgment debtor has any set-off or counterclaim against the judgment creditor.
     Subject to the foregoing, investors may be able to enforce in England and Wales judgments in civil and commercial matters obtained from U.S. federal or state courts in the manner described above using the methods available for enforcement of a judgment of an English court. It is, however, uncertain whether an English court would impose liability on us or such persons in an action predicated upon the U.S. federal securities law brought in England and Wales.
     De Brauw Blackstone London B.V. (“De Brauw”), our Dutch legal counsel, has advised us that there is doubt as to the enforceability in The Netherlands, in original actions or in actions for enforcement of judgments of U.S. courts, of civil liabilities solely based on the U.S. federal securities laws. We have further been advised by De Brauw that the U.S. and The Netherlands do not currently have a treaty providing for reciprocal recognition and enforcement of judgments (other than arbitration awards) in civil and commercial matters. As a consequence, a final judgment for the payment of money rendered by any federal or state court in the U.S. based on civil liability, whether or not predicated solely upon the federal securities laws of the U.S., would not be directly enforceable in The Netherlands. However, if the party in whose favor such final judgment is rendered brings a new suit in a court of competent jurisdiction in The Netherlands, such party may submit to the Dutch court the final judgment that has been rendered in the U.S.. If the Dutch court finds that the jurisdiction of the federal or state court in the U.S. has been based on grounds that are internationally acceptable and that proper legal procedures have been observed, the court in The Netherlands would, under current practice, give binding effect to the final judgment that has been rendered in the U.S. unless such judgment contravenes Dutch public policy.

USE OF PROCEEDS
     Unless otherwise indicated in an accompanying prospectus supplement, the net proceeds from the sale of securities will be used for general corporate purposes.

LEGAL OWNERSHIP
Street Name and Other Indirect Holders
     We generally will not recognize investors who hold securities in accounts at banks or brokers as legal holders of securities. When we refer to the holders of securities, we mean only the actual legal and (if applicable) record holder of those securities. Holding securities in accounts at banks or brokers is called holding in street name. If you hold securities in street name, we will recognize only the bank or broker or the financial institution the bank or broker uses to hold its securities. These intermediary banks, brokers and other financial institutions pass along principal, interest and other payments on the securities, either because they agree to do so in their customer agreements or because they are legally required. If you hold securities in street name, you should check with your own institution to find out:
•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle voting if it were ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a direct holder as described below; and

•	how it would pursue rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests.
Direct Holders
     Our obligations, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, under the securities run only to persons who are registered as holders of securities. As noted above, we do not have obligations to you if you hold in street name or other indirect means, either because you choose to hold securities in that manner or because the securities are issued in the form of global securities as described below. For example, once we make payment to the registered holder, we have no further responsibility for the payment even if that holder is legally required to pass the payment along to you as a street name customer but does not do so.
Global Securities
     What is a Global Security?
     A global security is a special type of indirectly held security, as described above under “Street Name and Other Indirect Holders”. If we choose to issue securities in the form of global securities, the ultimate beneficial owners can only be indirect holders.
     We require that the securities included in the global security not be transferred to the name of any other direct holder unless the special circumstances described below occur. The financial institution that acts as the sole direct holder of the global security is called the depositary. Any person wishing to own a security must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with the depositary. The prospectus supplement relating to an offering of a series of securities will indicate whether the series will be issued only in the form of global securities.
     Special Investor Considerations for Global Securities
     As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize this type of investor as a holder of securities and instead deal only with the depositary that holds the global security.
     If you are an investor in securities that are issued only in the form of global securities, you should be aware that:
•	You cannot get securities registered in your own name.

•	You cannot receive physical certificates for your interest in the securities.

•	You will be a street name holder and must look to your own bank or broker for payments on the securities and protection of your legal rights relating to the securities, as explained above under “Street Name and Other Indirect Holders”.

•	You may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in the form of physical certificates.

•	The depositary’s policies will govern payments, transfers, exchange and other matters relating to your interest in the global security. We and the trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security. We and the trustee also do not supervise the depositary in any way.

•	The depositary will require that interests in a global security be purchased or sold within its system using same-day funds. By contrast, payment for purchases and sales in the market for corporate bonds and other securities is generally made in next-day funds. The difference could have some effect on how interests in global securities trade, but we do not know what that effect will be.
     Special Situations When the Global Security Will Be Terminated
     In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing securities. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor; provided, however, that the physical certificates are issued in a registered form for U.S. federal income tax purposes. Investors must consult their own bank or brokers to find out how to have their interests in securities transferred to their own name so that they will be direct holders. The rights of street name investors and direct holders in the securities have been previously described in the subsections entitled “— Street Name and Other Indirect Holders” and “— Direct Holders”.
     The special situations for termination of a global security are:
•	When the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary.

•	When an event of default on the securities has occurred and has not been cured. Defaults on debt securities are discussed below under “Description of Debt Securities — Provisions Applicable to Each Indenture — Events of Default”.

•	If we determine not to have the securities represented by a global security.
     The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and not we or the trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.
     In the remainder of this description “you” means direct holders and not street name or other indirect holders of securities. Indirect holders should read the previous subsection entitled “Street Name and Other Indirect Holders”.

DESCRIPTION OF DEBT SECURITIES
     The debt securities of Royal Dutch Shell and Shell Finance covered by this prospectus will be Royal Dutch Shell’s and Shell Finance’s unsecured obligations. The debt securities of Shell Finance will be fully and unconditionally guaranteed by Royal Dutch Shell. Royal Dutch Shell will issue senior debt securities under an indenture among Royal Dutch Shell, as issuer, and Deutsche Bank Trust Company Americas, as trustee or another trustee identified in the prospectus supplement. Shell Finance will issue senior debt securities unconditionally guaranteed by Royal Dutch Shell on a senior unsecured basis under an indenture, among Shell Finance, as issuer, Royal Dutch Shell, as guarantor, and Deutsche Bank Trust Company Americas, as trustee or another trustee identified in the prospectus supplement. We refer to these indentures as the “senior indentures” and these securities as the “senior debt securities”.
     Royal Dutch Shell will issue subordinated debt securities under an indenture among Royal Dutch Shell, as issuer, and Deutsche Bank Trust Company Americas, as trustee or another trustee identified in the prospectus supplement. Shell Finance will issue subordinated debt securities unconditionally guaranteed by Royal Dutch Shell on a subordinated unsecured basis under an indenture among Shell Finance, as issuer, Royal Dutch Shell, as guarantor, and Deutsche Bank Trust Company Americas, as trustee or another trustee identified in the prospectus supplement. We refer to these indentures as the “subordinated indentures” and these securities as the “subordinated debt securities”.
     The indentures of Royal Dutch Shell and Shell Finance will be substantially identical except with regards to the guarantees. We refer to the senior indentures and the subordinated indentures collectively as the “indentures”. The indentures will be substantially identical, except for provisions relating to subordination and covenants.
     We have summarized material provisions of the indentures, the debt securities and the guarantees below. This summary is not complete. We have filed the form of senior indentures and the form of subordinated indentures with the SEC as exhibits to this registration statement, and you should read the indentures for provisions that may be important to you.
     In this summary description of the debt securities, unless we state otherwise or the context clearly indicates otherwise, all references to “Royal Dutch Shell” mean Royal Dutch Shell only and all references to “Shell Finance” mean Shell Finance only. We refer to the indentures of Shell Finance as the “Shell Finance indentures”.
Provisions Applicable to Each Indenture
     General. None of the indentures limits the amount of debt securities that may be issued under that indenture, and none of the indentures limits the amount of other unsecured debt or securities that Royal Dutch Shell or Shell Finance may issue. Royal Dutch Shell and Shell Finance may issue debt securities under the indentures from time to time in one or more series, each in an amount authorized prior to issuance.
     Royal Dutch Shell conducts substantially all its operations through subsidiaries, and those subsidiaries generate substantially all its operating income and cash flow. As a result, distributions or advances from those subsidiaries, repayment or refinancing of intra-group lending and interest flows are the principal source of funds necessary to meet the debt service obligations of Royal Dutch Shell and Shell Finance. Contractual provisions or laws, as well as the subsidiaries’ financial condition and operating requirements, may limit the ability of Royal Dutch Shell to obtain cash from its subsidiaries that it requires to pay its debt service obligations, including any payments required to be made under the debt securities and its guarantee of Shell Finance’s debt securities. In addition, holders of the debt securities and Royal Dutch Shell’s related guarantee will have a junior position to the claims of creditors of the subsidiaries of Royal Dutch Shell on their assets and earnings. The articles of association of Royal Dutch Shell also limit the borrowings of the Shell Group to two times its adjusted capital and reserves, as such terms are defined therein. Such limit can be exceeded with the approval of Royal Dutch Shell shareholders.
     None of the indentures contains any covenants or other provisions designed to protect holders of the debt securities in the event Royal Dutch Shell or Shell Finance participates in a highly leveraged transaction or upon a change of control. The indentures also do not contain provisions that give holders the right to require Royal Dutch Shell or Shell Finance to repurchase their securities in the event of a decline in Royal Dutch Shell’s credit ratings for any reason, including as a result of a takeover, recapitalization or similar restructuring or otherwise.

     Terms. The prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:
•	whether the debt securities will be senior or subordinated debt securities;

•	whether Royal Dutch Shell or Shell Finance will be the issuer of the debt securities;

•	any stock exchange on which debt securities will be listed;

•	the title of the debt securities;

•	the total principal amount of the debt securities of the series offered and any limit on the future issuance of additional securities of that series;

•	whether the debt securities will be issued in individual certificates to each holder or in the form of temporary or permanent global securities held by a depositary on behalf of holders;

•	the date or dates on which the principal of and any premium on the debt securities will be payable;

•	any interest rate, which may be fixed or variable, the date from which interest will accrue, interest payment dates and record dates for interest payments;

•	any right to extend or defer the interest payment periods and the duration of the extension;

•	any mandatory or optional sinking funds or analogous provisions or provisions for redemption at the option of the holder;

•	whether and under what circumstances any additional amounts with respect to the debt securities will be payable;

•	the place or places where payments on the debt securities will be payable;

•	any provisions for optional redemption or early repayment, including conditions precedent for such optional redemption;

•	any provisions that would require the redemption, repurchase or repayment of debt securities;

•	whether payments on the debt securities will be payable in currency or currency units or another form and whether payments will be payable by reference to any index or formula;

•	the portion of the principal amount of debt securities that will be payable if the maturity is accelerated, if other than the entire principal amount;

•	any additional means of defeasance of the debt securities, any additional conditions or limitations to defeasance of the debt securities or any changes to those conditions or limitations;

•	any changes or additions to the events of default or covenants described in this prospectus;

•	any restrictions or other provisions relating to the transfer or exchange of debt securities;

•	any terms for the mandatory or optional conversion or exchange of the debt securities;

•	with respect to the subordinated indenture, any changes to the subordination provisions for the subordinated debt securities described in this prospectus;

•	the currency of payment and the denominations in which the debt securities will be issuable; and

•	any other terms of the debt securities not inconsistent with the applicable indenture.
     Royal Dutch Shell and Shell Finance may sell the debt securities at a discount, which may be substantial, below their stated principal amount. These debt securities may bear no interest or interest at a rate that at the time of issuance is below market rates.
     If material to a particular series of securities and not already described in this prospectus, we will describe in the prospectus supplement the restrictions, elections, tax consequences, specific terms and other information relating to those debt securities.
     Consolidation, Merger and Sale of Assets. The indentures generally permit a consolidation, merger or similar transaction involving Royal Dutch Shell or Shell Finance. They also permit Royal Dutch Shell or Shell Finance, as applicable, to transfer or dispose of all or substantially all of their assets. Each of Royal Dutch Shell and Shell Finance has agreed, however, that it will not consolidate with or merge into any entity (other than, with respect to Shell Finance, Royal Dutch Shell) or transfer or dispose of all or substantially all of its assets to any entity (other than, with respect to Shell Finance, Royal Dutch Shell) if, immediately after giving effect to such transaction or transactions, an event of default, or an event that, after notice or lapse of time or both, would become an event of default, has occurred and is continuing; and unless:
•	it is the continuing corporation; or

•	if it is not the continuing corporation, the resulting entity or transferee assumes the performance of its covenants and obligations under the indentures and, in the case of Royal Dutch Shell or Shell Finance as issuer, the due and punctual payments on the debt securities or, in the case of Royal Dutch Shell with respect to the debt securities of Shell Finance, the performance of the related guarantee.
     Additionally, in the event that any entity shall become the owner of 100% of the voting stock of Royal Dutch Shell, such entity may, but is not obligated to, assume the performance of Royal Dutch Shell’s covenants and obligations under any or all of the indentures, either as issuer and/or as guarantor for the debt securities of Shell Finance (a “Voluntary Assumption”). See “Taxation — U.S. Taxation of Debt Securities — Merger and Consolidation/ Substitution of Issuer” for discussion of possible tax consequences.
     Upon any such consolidation, merger or similar transaction or asset transfer or disposition involving Royal Dutch Shell or Shell Finance, or any such Voluntary Assumption, the resulting entity, transferee or assuming entity, as applicable, will be substituted for Royal Dutch Shell or Shell Finance, as applicable, under the applicable indenture and debt securities. Royal Dutch Shell or Shell Finance, as applicable, will thereupon be released from the applicable indenture.
     Events of Default. Unless we inform you otherwise in the applicable prospectus supplement, the following are events of default with respect to a series of debt securities:
•	failure to pay interest or any additional amounts on that series of debt securities for 30 days when due;

•	failure to pay principal of or any premium on that series of debt securities for 14 days when due;

•	failure to redeem or purchase debt securities of that series for 14 days when required;

•	failure to comply with any covenant or agreement in that series of debt securities for 90 days after written notice by the trustee or by the holders of at least 25% in principal amount of the outstanding debt securities issued under that indenture that are affected by that failure;

•	specified events involving bankruptcy, insolvency or reorganization of Royal Dutch Shell and, with respect to Shell Finance’s debt securities, Royal Dutch Shell or Shell Finance; and

•	any other event of default provided for that series of debt securities.
     A default under one series of debt securities will not be a default under another series.

     If an event of default for any series of debt securities occurs and is continuing, the trustee of the holders of at least 25% in principal amount of the outstanding debt securities of the series affected by the default (or, in some cases, 25% in principal amount of all debt securities issued under the applicable indenture that are affected, voting as one class) may declare the principal of and all accrued and unpaid interest on those debt securities to be due and payable. The holders of a majority in principal amount of the outstanding debt securities of the series affected by the default (or, in some cases, of all debt securities issued under the applicable indenture that are affected, voting as one class) may in some cases rescind this accelerated payment requirement.
     A holder of a debt security of any series issued under an indenture may pursue any remedy under that indenture only if:
•	the holder gives the trustee written notice of a continuing event of default for that series;

•	the holders of at least 25% in principal amount of the outstanding debt securities of that series make a written request to the trustee to pursue the remedy;

•	the holders offer to the trustee indemnity satisfactory to the trustee;

•	the trustee fails to act for a period of 60 days after receipt of the request and offer of indemnity; and

•	during that 60-day period, the holders of a majority in principal amount of the debt securities of that series do not give the trustee a direction inconsistent with the request.
     This provision does not, however, affect the right of a holder of a debt security to sue for enforcement of any overdue payment.
     In most cases, holders of a majority in principal amount of the outstanding debt securities of a series (or of all debt securities issued under the applicable indenture that are affected, voting as one class) may direct the time, method and place of:
•	conducting any proceeding for any remedy available to the trustee; and

•	exercising any trust or power conferred on the trustee relating to or arising as a result of an event of default.
     The indentures of Royal Dutch Shell require Royal Dutch Shell, and the indentures of Shell Finance require Shell Finance, to file each year with the trustee a written statement as to their compliance with the covenants contained in the applicable indenture.
     Modification and Waiver. Each indenture may be amended or supplemented if the holders of a majority in principal amount of the outstanding debt securities of all series issued under that indenture that are affected by the amendment or supplement (acting as one class) consent to it. Without the consent of the holder of each debt security affected, however, no modification may:
•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or change the time for payment of interest on the debt security;

•	reduce the principal of the debt security or change its stated maturity;

•	reduce any premium payable on the redemption of the debt security or change the time at which the debt security may or must be redeemed;

•	change any obligation to pay additional amounts on the debt security;

•	make payments on or with respect to the debt security payable in currency other than as originally stated in the debt security, except as permitted under “Redenomination” below;

•	impair the holder’s right to institute suit for the enforcement of any payment on or with respect to the debt security;

•	make any change in the percentage of principal amount of debt securities necessary to waive compliance with certain provisions of the indenture or to make any change in the provision related to modification;

•	with respect to the subordinated indentures, modify the provisions relating to the subordination of any subordinated debt security in a manner adverse to the rights of holder of that security in any material respect; or

•	waive a continuing default or event of default regarding any payment on or with respect to the debt securities.
     Each indenture may be amended or supplemented or any provision of that indenture may be waived without the consent of any holders of debt securities issued under that indenture in certain circumstances, including:
•	to cure any ambiguity, omission, defect or inconsistency;

•	to comply with the sections of the indenture governing when Royal Dutch Shell or Shell Finance may merge (or consummate a similar transaction), transfer their assets or substitute obligors, including any assumption of the obligations of Shell Finance under any series of debt securities by Royal Dutch Shell or any other subsidiary of Royal Dutch Shell or any Voluntary Assumption;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities, provided, however, that the uncertificated debt securities are issued in a registered form for purposes of Section 163(f) of the Code (as defined in “Taxation — U.S. Taxation”) or in a manner such that such uncertificated debt securities are described in Section 163(f)(2)(B) of the Code;

•	to provide any security for, any guarantees of or any additional obligors on any series of debt securities or, with respect to the senior indenture, the related guarantees;

•	to comply with any requirement to effect or maintain the qualification of that indenture under the Trust Indenture Act of 1939;

•	to add covenants that would benefit the holders of any debt securities or to surrender any rights Royal Dutch Shell or, with respect to the Shell Finance indentures, Royal Dutch Shell or Shell Finance has under the indenture;

•	to add events of default with respect to any debt securities;

•	to establish the form or terms of securities of any series as permitted by the indenture;

•	to supplement any of the provisions of the indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of securities pursuant to the indenture; provided, however, that any such action shall not adversely affect the interest of the holders of securities of such series or any other series of securities in any material respect;

•	to provide for the appointment of a successor Trustee with respect of the securities of one or more series or to provide for the administration of the trusts under the indenture by more than one Trustee; and

•	to make any change that does not adversely affect the rights of holders of any outstanding debt securities of any series issued under that indenture.
     The holders of a majority in principal amount of the outstanding debt securities of any series (or, in some cases, of all debt securities issued under the applicable indenture that are affected, voting as one class) may waive any existing or past default or event of default with respect to those debt securities. Those holders may not, however, waive any default or event of default in any payment on any debt security or compliance with a provision that cannot be amended or supplemented without the consent of each holder affected.

     Defeasance. When we use the term “defeasance”, we mean discharge from some or all of our obligations under the indentures. If any combination of funds or government securities are deposited with the trustee under an indenture sufficient to make payments on the debt securities of a series issued under that indenture on the dates those payments are due and payable, then, at the option or Royal Dutch Shell or Shell Finance, as applicable, either of the following will occur:
•	Royal Dutch Shell and, with respect to the Shell Finance indentures, Royal Dutch Shell and Shell Finance will be discharged from its or their obligations with respect to the debt securities of that series and, if applicable, the related guarantees (“legal defeasance”); or

•	Royal Dutch Shell and, with respect to the Shell Finance indentures, Royal Dutch Shell and Shell Finance will no longer have any obligation to comply with the merger covenant and other specified covenants under the applicable indenture, and the related events of default will no longer apply (“covenant defeasance”).
     If a series of debt securities is defeased, the holders of the debt securities of the series affected will not be entitled to the benefits of the applicable indenture, except for obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated debt securities or maintain paying agencies and hold moneys for payment in trust. In the case of covenant defeasance, the obligation of Royal Dutch Shell or Shell Finance to pay principal, premium and interest on the debt securities and, if applicable, Royal Dutch Shell guarantees of the payments will also survive.
     Unless we inform you otherwise in the prospectus supplement or unless such defeasance occurs within one year of when the securities would be due and payable or called for redemption, we will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for U.S. federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the U.S. Internal Revenue Service or a change in law to that effect.
     Substitution of Shell Finance as Issuer. We may at our option at any time, without the consent of any holders of debt securities, cause Royal Dutch Shell or any other subsidiary of Royal Dutch Shell to assume the obligations of Shell Finance under any series of debt securities, provided that the new obligor executes a supplemental indenture in which it agrees to be bound by the terms of those debt securities and the relevant indenture. To the extent that Royal Dutch Shell is not itself the new obligor, its guarantee shall remain in place after the substitution unless another entity assumes the role of a guarantor in respect of the debt securities of Shell Finance following a Voluntary Assumption. If the new obligor is not a U.S. or U.K. company it must be a member of the Organisation for Economic Cooperation and Development (or any successor) and it must also agree in the supplemental indenture to be bound by a covenant comparable to that described under “Payment of Additional Amounts” below with respect to taxes imposed in its jurisdiction of residence. In such cases, the new obligor will benefit from any optional redemption provision for tax reasons as described below under “— Optional Tax Redemption” or provided for in the prospectus supplement. In the case of such a substitution, the relevant finance subsidiary will be relieved of any further obligations under the assumed series of debt securities. See “Taxation — U.S. Taxation of Debt Securities — Merger and Consolidation/ Substitution of Issuer” for discussion of possible tax consequences.
     Governing Law. New York law will govern the indentures and the debt securities.
     Trustee. Deutsche Bank Trust Company Americas, or another trustee we identify in the prospectus supplement, will be the trustee under the indentures. The address of Deutsche Bank Trust Company Americas is 60 Wall Street, 27th Floor, New York, New York 10005, Attention: Global Transaction Banking, Trust and Securities Services. Royal Dutch Shell and Shell Finance, as applicable, may appoint another trustee or a substitute trustee under the indentures or appoint an entity qualified under the Trust Indenture Act of 1939 to serve as trustee under the indentures. Deutsche Bank Trust Company Americas has served as trustee, paying agent, auction agent, exchange agent and in similar capacities in transactions involving entities in the Shell Group or relating to the debt or long term payment obligations of members of the Shell Group. Additionally, Deutsche Bank Trust Company Americas and its affiliates perform certain commercial banking services for us for which they receive customary fees and are lenders under various outstanding credit facilities of subsidiaries of Royal Dutch Shell.
     If an event of default occurs under an indenture and is continuing, the trustee under that indenture will be required to use the degree of care and skill of a prudent person in the conduct of that person’s own affairs. The trustee will become obligated to exercise any of its powers under that indenture at the request of any of the holders of any debt securities issued under that indenture only after those holders have offered the trustee indemnity satisfactory to it.
     Each indenture contains limitations on the right of the trustee, if it becomes a creditor of Royal Dutch Shell or, if applicable, Royal Dutch Shell or Shell Finance, to obtain payment of claims or to realize on certain property received for any such claim, as security or otherwise. The trustee is permitted to engage in other transactions with Royal Dutch Shell and, if applicable, Royal Dutch Shell and Shell Finance. If, however, it acquires any conflicting interest, it must eliminate that conflict or resign within 90 days after ascertaining that it has a conflicting interest and after the occurrence of a default under the applicable indenture, unless the default has been cured, waived or otherwise eliminated within the 90-day period.
     Form, Exchange, Registration and Transfer. The debt securities will be issued in registered form, without interest coupons. There will be no service charge for any registration of transfer or exchange of the debt securities. However, payment of any transfer tax or similar governmental charge payable for that registration may be required.
     Debt securities of any series will be exchangeable for other debt securities of the same series, the same total principal amount and the same terms but in different authorized denominations in accordance with the applicable indenture. Holders may present debt securities for registration of transfer at the office of the security registrar or any transfer agent Royal Dutch Shell or Shell Finance, as applicable, designates. The security registrar or transfer agent will effect the transfer or exchange if its requirements and the requirements of the applicable indenture are met.
     The trustee will be appointed as security registrar for the debt securities. If a prospectus supplement refers to any transfer agents Royal Dutch Shell or Shell Finance, as applicable, initially designates, Royal Dutch Shell or Shell Finance, as applicable, may at any time rescind that designation or approve a change in the location through which any transfer agent acts. Royal Dutch Shell or Shell Finance, as applicable, is required to maintain an office or agency for transfers and exchanges in each place of payment. Royal Dutch Shell or Shell Finance, as applicable, may at any time designate additional transfer agents for any series of debt securities.
     In the case of any redemption, Royal Dutch Shell or Shell Finance, as applicable, will not be required to register the transfer or exchange of:
•	any debt security during a period beginning 15 business days prior to the mailing of the relevant notice of redemption or repurchase and ending on the close of business on the day of mailing of such notice; or

•	any debt security that has been called for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.
     For purposes of the indentures, unless we inform you otherwise in a prospectus supplement, a “business day” is any day that is not a Saturday, a Sunday or a day on which banking institutions in any of New York, New York; London, England; or a place of payment on the debt securities of that series is authorized or obligated by law, regulation or executive order to remain closed.
     Payment and Paying Agents. Unless we inform you otherwise in a prospectus supplement, payments on the debt securities will be made in U.S. dollars at the office of the trustee and any paying agent. At the option of Royal Dutch Shell or Shell Finance, as applicable, however, payments may be made by wire transfer for global debt securities or by check mailed to the address of the person entitled to the payment as it appears in the security register. Unless we inform you otherwise in a prospectus supplement, interest payments may be made to the person in whose name the debt security is registered at the close of business on the record date for the interest payment.
     Unless we inform you otherwise in a prospectus supplement, the trustee will be designated as the paying agent. Royal Dutch Shell or Shell Finance, as applicable, may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.
     If the principal of or any premium or interest on or additional amounts with respect to debt securities of a series is payable on a day that is not a business day, the payment will be made on the following business day.

     Subject to the requirements of any applicable abandoned property laws, the trustee and paying agent will pay to us upon written request any money held by them for payments on the debt securities that remains unclaimed for two years after the date upon which that payment has become due. After payment to us, holders entitled to the money must look to us for payment. In that case, all liability of the trustee or paying agent with respect to that money will cease.
     Book-Entry Debt Securities. The debt securities of a series may be issued in the form of one or more global debt securities that would be deposited with a depositary or its nominee identified in the prospectus supplement. Global debt securities may be issued in either temporary or permanent form. We will describe in the prospectus supplement the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global debt security.
     Optional Tax Redemption. We may have the option to redeem the debt securities in the two situations described below. The redemption price for the debt securities, other than original issue discount debt securities, will be equal to the principal amount of the debt securities being redeemed plus accrued (but unpaid) interest and any additional amounts due on the date fixed for redemption. The redemption price for original issue discount debt securities will be specified in the prospectus supplement for such securities. Furthermore, we must give you between 15 and 60 days’ notice before redeeming the debt securities.
     The first situation is where, as a result of a change in, execution of or amendment to any laws or treaties or the official application or interpretation of any laws or treaties, either:
•	Royal Dutch Shell, or in the case of debt securities issued by Shell Finance, Royal Dutch Shell or Shell Finance, would be required to pay additional amounts as described later under “Payment of Additional Amounts”; or

•	Royal Dutch Shell or any of its subsidiaries would have to deduct or withhold tax on any payment to any of the issuers to enable them to make a payment of principal or interest on a debt security.
     This applies only in the case of changes, executions or amendments that occur on or after the date specified in the prospectus supplement for the applicable series of debt securities.
     We would not have the option to redeem in this case if we could have avoided the payment of additional amounts or the deduction or withholding by using reasonable measures available to us.
     The second situation is where a person assumes the obligations of Royal Dutch Shell or, in the case of debt securities issued by Shell Finance, Shell Finance, as described above under “Consolidation, Merger and Sale of Assets” and “Substitution of Shell Finance as Issuer” and is required to pay additional amounts. We would have the option to redeem the debt securities even if we are required to pay additional amounts immediately after such assumption (except in the case of a Voluntary Assumption). Additionally, we would not be required to use reasonable measures to avoid the obligation to pay additional amounts in this situation. However, we would have the option to redeem the securities in the circumstances described above only if a change in, execution of or amendment to any laws or treaties or official application of any law or treaty occurs after such assumption.
     Payment of Additional Amounts. The government of any jurisdiction where Royal Dutch Shell or, in the case of debt securities issued by Shell Finance, Shell Finance, is resident may require Royal Dutch Shell or Shell Finance to withhold or deduct amounts from payments on the principal or interest on a debt security or any amounts to be paid under the guarantees, as the case may be, for taxes or any other governmental charges. If the jurisdiction requires a withholding or deduction of this type, Royal Dutch Shell or Shell Finance, as the case may be, may be required to pay you an additional amount so that the net amount you receive will be the amount specified in the debt security to which you are entitled. However, in order for you to be entitled to receive the additional amount, you must not be resident in the jurisdiction that requires the withholding or deduction. Royal Dutch Shell or Shell Finance, as the case may be, will not have to pay additional amounts under any of the following circumstances (including any combination of the following):
(i)	The U.S. government or any political subdivision of the U.S. government is the entity that is imposing the tax or governmental charge.

(ii)	The tax or governmental charge is imposed only because the holder, or a fiduciary, settlor, beneficiary or member or shareholder of, or possessor of a power over, the holder, if the holder is an estate, trust, partnership or corporation, was or is connected to the taxing jurisdiction, other than by merely holding the debt security or guarantee or receiving principal or interest in respect thereof. These connections include where the holder or related party:
(a)	is or has been a citizen or resident of the jurisdiction;

(b)	is or has been engaged in trade or business in the jurisdiction; or

(c)	has or had a permanent establishment in the jurisdiction.
(iii)	The holder is a fiduciary, partnership or other entity that is not the sole beneficial owner of the payment of the principal of, or any interest on, any debt security, and the laws of the jurisdiction (or any political subdivision or taxing authority thereof or therein) require the payment to be included in the income of a beneficiary or settlor for tax purposes with respect to such fiduciary, a member of such partnership or other entity, or a beneficial owner who would not have been entitled to such additional amounts had such beneficiary, settlor, member or beneficial owner been the holder of such security. The amount of the additional payments otherwise payable to such fiduciary, partnership or other entity will be reduced in proportion to the interest that the ultimate beneficial owners described in the previous sentence own in such holder.

(iv)	The tax or governmental charge is imposed due to the presentation of a debt security, if presentation is required, for payment on a date more than 30 days after the security became due or after the payment was provided for.

(v)	The tax or governmental charge is on account of an estate, inheritance, gift, sale, transfer, personal property or similar tax or other governmental charge.

(vi)	The tax or governmental charge is for a tax or governmental charge that is payable in a manner that does not involve withholdings.

(vii)	The tax or governmental charge is imposed or withheld because the holder or beneficial owner failed to make a declaration (of non-residence or other similar claim for exemption) or satisfy any information requirements that the statutes, treaties, regulations or administrative practices of the taxing jurisdiction require as a precondition to exemption from all or part of such tax or governmental charge.

(viii)	The tax or governmental charge is imposed or withheld because the holder or beneficial owner failed to comply with any request by Royal Dutch Shell or Shell Finance to provide information about the nationality, residence or identity of the holder or beneficial owner.

(ix)	The withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to any law implementing or complying with, or introduced in order to conform to European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the Economic and Financial Affairs Council (“ECOFIN”) meeting of November 26 and 27, 2000 on the taxation of savings income.

(x)	The withholding or deduction is imposed on a payment to a holder or beneficial owner who could have avoided such withholding or deduction by presenting its debt securities to another paying agent.
     These provisions will also apply to any taxes or governmental charges imposed by any jurisdiction in which a successor to Royal Dutch Shell or Shell Finance is resident. The prospectus supplement relating to the debt securities may describe additional circumstances in which Royal Dutch Shell or Shell Finance would not be required to pay additional amounts.
     Redenomination. Royal Dutch Shell or Shell Finance, as applicable, may without your consent elect that, on the “Redenomination Date” specified in a notice to the trustee, a series of debt securities may be redenominated in euro.
     The election will have effect as follows:

(i)	each series of debt securities denominated in the specified currency will be deemed to be denominated in such amount of euro as is equivalent to its denomination in the specified currency at the “Established Rate”, subject to such provisions (if any) as to rounding (and payments in respect of fractions consequent on rounding) as Royal Dutch Shell or Shell Finance, as applicable, may decide with the approval of the trustee, and as shall be specified in the notice;

(ii)	after the Redenomination Date, all payments in respect of such series of debt securities will be made solely in euro, including payments of interest before the Redenomination Date, as though reference in the series of debt securities to the specified currency were to euro; and

(iii)	such changes may be made to the relevant indenture as Royal Dutch Shell or Shell Finance may decide, with the approval of the trustee, as may be specified in the notice, to conform it to conventions then applicable to instruments denominated in euro or to enable the notes to be consolidated within one or more series of other notes, whether or not originally denominated in the specified currency or euro.
     “Established Rate” means the rate for the conversion of the specified currency into euro established by the Council of the European Union pursuant to Article 1091(4) of the Treaty establishing the European Community, as amended (the “Treaty”).
     “Redenomination Date” means any date specified by Royal Dutch Shell or Shell Finance for payment of interest on the debt securities if the country of the specified currency is one of the countries then participating in the third stage of European economic and monetary union pursuant to the Treaty. If the country of the specified currency is not so participating, then the Redenomination Date means, with respect to such debt securities, any date for payment of interest so specified that falls on or after the date that such country does so participate.
Provisions Applicable Solely to Senior Debt Securities
     Ranking. The Senior Debt securities will constitute Senior Debt of Royal Dutch Shell or Shell Finance, as applicable, and will rank equally with all of their unsecured and unsubordinated debt from time to time outstanding.
     Guarantee of Shell Finance Senior Debt Securities. Royal Dutch Shell will fully and unconditionally guarantee on a senior unsecured basis the full and prompt payment of the principal of, any premium and interest on, and any additional amounts which may be payable by Shell Finance in respect of the Senior Debt securities issued by Shell Finance when and as the payment becomes due and payable, whether at maturity or otherwise. The guarantees provide that in the event of a default in the payment of principal of, any premium and interest on, and any additional amounts which may be payable by Shell Finance in respect of a Senior Debt security, the holder of that debt security may institute legal proceedings directly against Royal Dutch Shell to enforce the guarantees without first proceeding against Shell Finance. The guarantees will rank equally with all of Royal Dutch Shell’s other unsecured and unsubordinated debt from time to time outstanding.
Provisions Applicable Solely to Subordinated Debt Securities
     Ranking. The subordinated debt securities will rank junior to all Senior Debt of Royal Dutch Shell or Shell Finance, as applicable, and may rank equally with or senior to other subordinated debt of Royal Dutch Shell or Shell Finance, as applicable, that may be outstanding from time to time.
     Guarantee of Shell Finance Subordinated Debt Securities. Royal Dutch Shell will fully and unconditionally guarantee on a subordinated unsecured basis the full and prompt payment of the principal of, any premium and interest on, and any additional amounts which may be payable by Shell Finance in respect of the subordinated debt securities issued by Shell Finance when and as the payment becomes due and payable, whether at maturity or otherwise. The guarantee will provide that in the event of a default in the payment of principal of, any premium and interest on, and any additional amounts which may be payable by Shell Finance in respect of a subordinated debt security, the holder of that debt security may institute legal proceedings directly against Royal Dutch Shell to enforce the guarantees without first proceeding against Shell Finance. The guarantee will rank junior to all Senior Debt of Royal Dutch Shell and may rank equally with or senior to other subordinated debt of Royal Dutch Shell that may be outstanding from time to time.

     Subordination. Under the subordinated indenture, payment of the principal of and any premium and interest on and any additional amounts with respect to the subordinated debt securities will generally be subordinated and junior in right of payment to the prior payment in full of all Senior Debt. Unless we inform you otherwise in the prospectus supplement, Royal Dutch Shell or Shell Finance, as applicable, may not make any payment of principal of or any premium or interest on the subordinated debt securities if it fails to pay the principal, interest, premium or any other amounts on any Senior Debt when due.
     The subordination does not affect the obligation of Royal Dutch Shell or Shell Finance, as applicable, which is absolute and unconditional, to pay, when due, the principal of and any premium and interest on or additional amounts respect to the subordinated debt securities. In addition, the subordination does not prevent the occurrence of any default under the subordinated indenture.
     The subordinated indenture does not limit the amount of Senior Debt that Royal Dutch Shell or Shell Finance, as applicable, may incur. As a result of the subordination of the subordinated debt securities, if Royal Dutch Shell or Shell Finance, as applicable, becomes insolvent, holders of subordinated debt securities may receive less on a proportionate basis than other creditors, or may receive nothing.
     Unless we inform you otherwise in the prospectus supplement, “Senior Debt” will mean all debt, including guarantees, of Royal Dutch Shell or Shell Finance, as applicable, unless the debt states that it is not senior to the subordinated debt securities or other junior debt of Royal Dutch Shell or Shell Finance, as applicable. Senior Debt with respect to a series of subordinated debt securities could include other series of debt securities issued under the subordinated indenture.

DESCRIPTION OF ROYAL DUTCH SHELL WARRANTS
     Royal Dutch Shell may issue warrants to purchase debt securities of Royal Dutch Shell or Shell Finance or equity securities of Royal Dutch Shell. Warrants may be issued independently or together with any securities and may be attached to or separate from those securities. Each series of warrants will be issued under a separate warrant agreement to be entered into by Royal Dutch Shell and a bank or trust company, as warrant agent, all as will be set forth in the applicable prospectus supplement. It is expected that at the time of any warrant offering, the offering would be structured so as to comply with the requirements of the U.K. Financial Services Authority and any other pertinent regulations, including being made by an appropriately authorized person, as necessary.
     Subject to applicable law and our articles of association, any warrants in respect of ordinary shares (or preference shares where the preference shares have the right to participate beyond a specified amount in a dividend or capital distribution) which are issued by us for cash must first be offered to existing shareholders in proportion to their existing holdings. See “Description of Royal Dutch Shell Ordinary Shares” for further information on shareholders’ pre-emption rights.
Debt Warrants
     Royal Dutch Shell may issue warrants for the purchase of debt securities issued by Royal Dutch Shell or Shell Finance. Each debt warrant will entitle its holder to purchase debt securities at an exercise price set forth in, or to be determined as set forth in, the applicable prospectus supplement. Debt warrants may be issued separately or together with any other securities.
     The debt warrants are to be issued under debt warrant agreements to be entered into by Royal Dutch Shell and one or more banks or trust companies, as debt warrant agent, all as will be set forth in the applicable prospectus supplement. At or around the time of an offering of debt warrants, a form of debt warrant agreement, including a form of debt warrant certificate representing the debt warrants, reflecting the alternative provisions that may be included in the debt warrant agreements to be entered into with respect to particular offerings of debt warrants, will be added as an exhibit to the registration statement of which this prospectus forms a part by an amendment or incorporation by reference to a subsequent filing.
     The particular terms of each issue of debt warrants, the debt warrant agreement relating to such debt warrants and such debt warrant certificates representing debt warrants will be described in the applicable prospectus supplement. This description will include:
•	the initial offering price;

•	the currency, currency unit or composite currency in which the exercise price for the debt warrants is payable;

•	the title, aggregate principal amount, issuer and terms of the debt securities that can be purchased upon exercise of the debt warrants;

•	the title, aggregate principal amount, issuer and terms of any related debt securities with which the debt warrants are issued and the number of the debt warrants issued with each debt security;

•	if applicable, whether and when the debt warrants and the related debt securities will be separately transferable;

•	the principal amount of debt securities that can be purchased upon exercise of each debt warrant and the exercise price;

•	the date on or after which the debt warrants may be exercised and any date or dates on which this right will expire in whole or in part;

•	if applicable, a discussion of material Dutch, U.K. and U.S. federal income tax, accounting or other considerations applicable to the debt warrants;

•	whether the debt warrants will be issued in registered or bearer form, and, if registered, where they may be transferred and registered; and

•	any other terms of the debt warrants.
Equity Warrants
     Royal Dutch Shell may issue warrants for the purchase of equity securities of Royal Dutch Shell (including its ordinary shares). As explained below, each equity warrant will entitle its holder to purchase equity securities at an exercise price set forth in, or to be determined as set forth in, the applicable prospectus supplement. Equity warrants may be issued separately or together with any other securities.
     The equity warrants are to be issued under equity warrant agreements to be entered into by Royal Dutch Shell and one or more banks or trust companies, as equity warrant agent, all as will be set forth in the applicable prospectus supplement. At or around the time of an offering of equity warrants, a form of equity warrant agreement, including a form of equity warrant certificate representing the equity warrants, reflecting the alternative provisions that may be included in the equity warrant agreements to be entered into with respect to particular offerings of equity warrants, will be added as an exhibit to the registration statement of which this prospectus forms a part by an amendment or incorporation by reference to a subsequent filing.
     The particular terms of each issue of equity warrants, the equity warrant agreement relating to such equity warrants and the equity warrant certificates representing such equity warrants will be described in the applicable prospectus supplement. This description will include:
•	the title and aggregate number of such warrants;

•	the initial offering price;

•	the currency, currency unit or composite currency, in which the initial price for the equity warrants is payable;

•	the currency, currency unit or composite currency in which the exercise price for the equity warrants is payable;

•	the designation and terms of the equity securities (for example, ordinary shares or preferred stock) that can be purchased upon exercise of such warrants;

•	the total number of equity shares that can be purchased upon exercise of each such warrant and the exercise price;

•	the date or dates on or after which the equity warrants may be exercised and any date or dates on which this right will expire in whole or in part;

•	the designation and terms of any related equity shares with which such warrants are issued and the number of such warrants issued with each equity share;

•	if applicable, whether and when the equity warrants and the related equity shares will be separately transferable;

•	if applicable, a discussion of material Dutch, U.K. and U.S. federal income tax, accounting or other considerations applicable to the such warrants; and

•	any other terms of the equity warrants, including terms, procedures and limitations relating to the exchange and exercise of the such warrants.

DESCRIPTION OF ROYAL DUTCH SHELL ORDINARY SHARES
     The following is a summary of the material terms of Royal Dutch Shell’s ordinary shares, including brief descriptions of the provisions contained in our memorandum and articles of association and applicable laws of England and Wales in effect on the date of this document. This summary does not purport to include complete statements of these provisions. References to the provisions of our memorandum and articles of association are qualified in their entirety by reference to our full memorandum and articles of association which are exhibits to the registration statement on Form F-3 of which this prospectus is a part. See the “Description of Royal Dutch Shell American Depositary Receipts” section below for more information about the rights of holders of our ADRs. For the purposes of the discussion below, references to “we”, “us” and “our” refer to Royal Dutch Shell.
Share Capital
     For information about our share capital as of September 30, 2008, see “Capitalisation and Indebtedness” on page 19 in the Q3 Form 6-K, which is incorporated by reference in this prospectus, and any future descriptions of our share capital filed in our reports under the Exchange Act. For information about our share capital history for the last three fiscal years, see the consolidated statement of changes in equity included in the Consolidated Financial Statements on page 115 in the 2007 20-F, which is incorporated by reference in this prospectus.
Shareholders Meetings
     Under English law, we are required in each year to hold an annual general meeting of shareholders in addition to any other meeting of shareholders that may be held. The annual general meeting must be held each year within six months of the end of our previous financial year. Shareholders may submit resolutions for consideration at our annual general meeting in accordance with section 338 of the Companies Act 2006.
     Our directors have the power to convene a general meeting of shareholders at any time. In addition, our directors must convene a meeting upon the request of shareholders holding not less than 10% of our paid-up capital carrying voting rights at general meetings of shareholders pursuant to section 303 of the Companies Act 2006. A request for a general meeting of shareholders must state the objects of the meeting and must be authenticated by the requesting shareholders and deposited at our registered office. If our directors fail to give notice of such meeting to shareholders with 21 days from receipt of notice, the shareholders that requested the general meeting, or any of them representing more than one-half of the total voting rights of all shareholders that requested the meeting, may themselves convene a meeting which must be called within 3 months from the date of receipt by the directors of the aforementioned notice. Any such meeting must be convened in the same manner, as readily as possible, as that in which meetings are to be convened by our directors.
     We are required to provide at least 21 clear days’ notice of any annual general meeting and at least 14 clear days’ notice for all other general meetings.
     In addition to any requirements under the legislation, the notice for any general meeting must state where the meeting is to be held (the “principal meeting place”) and the location of any satellite meeting place, which shall be identified as such in the notice. At the same time that notice is given for any general meeting, an announcement of the date, time and place of that meeting will, if practicable, be published in a national newspaper in The Netherlands. The listing rules (the “Listing Rules”) of the UKLA, the Euronext Amsterdam rules and the rules of the New York Stock Exchange require us to inform holders of our securities of the holding of meetings which they are entitled to attend.
     A shareholder is entitled to appoint a proxy (which is not required to be another shareholder) to represent and vote on behalf of the shareholder at any general meeting of shareholders, including the annual general meeting.
     Business may not be transacted at any general meeting, including the annual general meeting, unless a quorum is present. A quorum is two people who are entitled to vote at that general meeting. They can be shareholders who are personally present or proxies for shareholders entitled to vote at that general meeting or a combination of both.
     If a quorum is not present within five minutes of the time fixed for a general meeting to start or within any longer period not exceeding one hour (as decided by the Chairman of the meeting), then (i) if the meeting was called by shareholders it will be canceled; and (ii) any other meeting will be adjourned to any day (being not less than three nor more than 28 days later), time and place stated in the notice of the meeting. If the notice does not provide for this, the meeting shall be adjourned to a day, time and place decided upon by the Chairman of the meeting. One shareholder present in person or by proxy and entitled to vote will constitute a quorum at any adjourned general meeting.
Record dates
     In relation to ordinary shares in uncertificated form, the holders of those shares that are on the register of members on the record date have the right to attend and vote at meetings. In relation to ordinary shares in certificated form, holders of those shares that are on the register of members at the time of a meeting of shareholders are entitled to attend and vote at meetings.
Voting rights
     The Class A ordinary shares and Class B ordinary shares have identical voting rights and vote together as a single class on all matters including the election of directors unless a matter affects the rights of one class as a separate class. If a resolution affects the rights attached to either class of shares as a separate class, it must be approved either in writing by shareholders holding at least three-quarters of the issued shares of that class by amount, excluding any shares of that class held as treasury shares, or by a special resolution passed at a separate meeting of the registered holders of the relevant class of shares.
     It is the intention that all voting at our general meetings will take place on a poll. On a poll, every holder of Class A ordinary shares or Class B ordinary shares present in person or by proxy has one vote for every share he/she holds.
     This is subject to any rights or restrictions which are given to any class of shares. No shareholder is entitled to vote if he/she has been served with a restriction notice after failure to provide us with information concerning interests in his/her shares required to be provided under section 793 of the Companies Act 2006.
     A “poll” is voting by means of a ballot where the number of shares held by each voting shareholder is counted, as opposed to voting by way of a show of hands where the actual number of shares held by voting shareholders is not taken into account.
     Under the Companies Act 2006, if a poll is demanded, the resolution conducted on a poll must be approved by holders of at least a majority of the votes cast at the meeting. Special resolutions require the affirmative vote of at least 75% of the votes cast at the meeting to be approved.
     Major shareholders have no differing voting rights.
Dividend rights and rights to share in our profit
     Under the applicable laws of England and Wales, dividends are payable on Class A ordinary shares and Class B ordinary shares only out of profits available for distribution, as determined in accordance with the Companies Act 2006 and under International Financial Reporting Standards.
     Subject to the Companies Act 2006, if our directors consider that our financial position justifies the declaration of a dividend, we can pay an interim dividend.
     Our shareholders can declare dividends by passing an ordinary resolution. Dividends cannot exceed the amount recommended by our directors.
     It is the intention that dividends will be declared and paid on a quarterly basis. Dividends are payable to persons registered as shareholders on the record date relating to the relevant dividend.
     All dividends will be divided and paid in proportions based on the amounts paid upon our shares during any period for which that dividend is paid.
     Any dividend or other money payable in cash relating to a share can be paid by sending a cheque, warrant or similar financial instrument payable to the shareholder who is entitled to it by post addressed to his/her registered address, or it can be made payable to someone else named in a written instruction from the shareholder (or all joint shareholders) and sent by post to the address specified in that instruction. A dividend can also be paid by inter-bank transfer or by other electronic means (including payment through CREST) directly to an account with a bank or other financial institution (or another organization operating deposit accounts if allowed by Royal Dutch Shell) named in a written instruction from the person entitled to receive the payment under this article. Such account is to be an account in the U.K. unless the share on which the payment is to be made is held by Euroclear Nederland and the Securities Giro Act applies to such share. Alternatively, a dividend can be paid in some other way requested in writing by the shareholder (or all joint shareholders) and agreed with us. Where any dividends or other amounts payable on a share have not been claimed, the directors can invest them or use them in any other way for our benefit until they are claimed. Royal Dutch Shell will not be a trustee of the money and will not be liable to pay interest on it. If a dividend or other money has not been claimed for 12 years after being declared or becoming due for payment, it will be forfeited and go back to us unless the directors decide otherwise.
     We expect that dividends on our outstanding Class B ordinary shares will be paid under the dividend access mechanism described below. Our articles of association provide that if any amount is paid by the issuer of the dividend access share by way of dividend on the dividend access share and paid by the dividend access trustee to any holder of Class B ordinary shares, the dividend that we would otherwise pay to such holder of Class B ordinary shares will be reduced by an amount equal to the amount paid to such holder of Class B ordinary shares by the dividend access trustee.
Issuance of additional shares; other changes in share capital
     Subject to applicable law and our articles of association, we can issue shares with any rights or restrictions attached to them as long as this is not restricted by any rights attached to existing shares. These rights or restrictions can be decided either by an ordinary resolution passed by our shareholders, or by our directors as long as there is no conflict with any resolution passed by our shareholders. Accordingly, without further shareholder approval but subject to the limitations described above, including pre-emption rights, the directors could issue one or more series of preferred shares and establish the rights, preferences, redemption terms and other provisions of those shares.
     Subject to the provisions of applicable law and the provisions of our articles of association, shareholders can increase our share capital by passing an ordinary resolution. This resolution will fix the amount of the increase and the amount of new shares.
     Subject to applicable law and the provisions of our articles of association, shareholders can pass an ordinary resolution to do any of the following:
(i)	consolidate, or consolidate and then divide, all or any of our share capital into shares of a larger amount than the existing shares;

(ii)	divide some or all of our shares into shares of a smaller amount than the existing shares. The resolution can provide that holders of the divided shares will have different rights and restrictions if those rights or restrictions are of a kind which we can apply to new shares; and

(iii)	cancel any shares which have not been taken, or agreed to be taken, by anyone at the date of the resolution and reduce the amount of our share capital by the amount of the canceled shares.
     Subject to applicable law and the provisions of our articles of association, shareholders can pass a special resolution to reduce our share capital, any capital redemption reserve, any share premium account or any other undistributable reserve in any way.
     We may, subject to applicable law and existing shareholder rights, and to any requirements imposed by any relevant listing authority in respect of securities admitted to listing, purchase our own shares including redeemable shares.
Rights in a winding up
     If we are wound up (whether the liquidation is voluntary, under supervision of the court or by the court), the liquidator can, with the authority of a special resolution passed by our shareholders and any other sanction required by legislation, divide among the shareholders (excluding any shareholder holding shares as treasury shares) the whole or any part of our assets. For this purpose, the liquidator can set the value that the liquidator considers fair upon any property and decide how such division is carried out as between shareholders or different groups of shareholders.
Redemption provisions
     Ordinary shares are not subject to any redemption provisions.
Sinking fund provisions
     Ordinary shares are not subject to any sinking fund provision under our memorandum and articles of association or as a matter of the laws of England and Wales.
Liability to further calls
     No holder of our ordinary shares will be required to make additional contributions of capital in respect of our ordinary shares in the future.
Discriminating provisions
     There are no provisions in our memorandum and articles of association discriminating against a shareholder because of his/her ownership of a particular number of shares.
Variation of Rights
     Under the Companies Act 1985, our shareholders have power to amend the objects or purpose clause in our memorandum of association or any provision of our articles of association by special resolution, subject to, in the case of amendments to the objects clause of our memorandum of association, the right of dissenting shareholders to apply to the courts to cancel the amendments.
     Under the Companies Act 1985, our Board of Directors is not authorized to change our memorandum or articles of association. Our articles of association provide that, if permitted by legislation, the rights attached to any class of our shares can be changed if this is approved either in writing by shareholders holding at least three-quarters of the issued shares of that class by amount (excluding any shares of that class held as treasury shares) or by a special resolution passed at a separate meeting of the holders of the relevant class of shares. At every such separate meeting, all of the provisions of our articles of association relating to proceedings at a general meeting apply, except that the quorum is to be the number of persons who hold or represent by proxy not less than one-third in nominal value of the issued shares of the class. These provisions are not more stringent than required by the laws of England and Wales.
Limitations on rights to own shares
     There are no limitations imposed by the applicable laws of England and Wales or our memorandum or articles of association on the rights to own shares, including the right of non-residents or foreign persons to hold or vote our shares, other than limitations that would generally apply to all of our shareholders.
Transfer of shares
     Unless our articles of association provide otherwise, a shareholder may transfer some or all of his/her shares in certificated form to another person. A transfer of certificated shares must be either in the usual standard form or in any other form approved by the directors. The share transfer form for certificated shares must be signed or made effective in some other way by or on behalf of the person making the transfer.
     In the case of a transfer of a certificated share, where the share is not fully paid, the share transfer form must also be signed or made effective in some other way by or on behalf of the person to whom the share is being transferred.
     Unless our articles of association provide otherwise, a shareholder may transfer some or all of his/her shares in uncertificated form through CREST (the computerized settlement system to facilitate the transfer of title to shares in uncertificated form operated by Euroclear U.K. & Ireland Limited). Provisions of our articles of association do not apply to any uncertificated shares to the extent that those provisions are inconsistent with the holding of shares in uncertificated form or with the transfer of shares through CREST.
     The person making a transfer will continue to be treated as a shareholder until the name of the person to whom the share is being transferred is put on the register for that share.
     Our directors may, without giving any reasons, refuse to register the transfer of any shares which are not fully paid. Our directors may also refuse to register the transfer of any shares in the following circumstances:
     Certificated shares
(i)	A share transfer form cannot be used to transfer more than one class of shares. Each class needs a separate form;

(ii)	Transfers may not be in favor of more than four joint holders; and

(iii)	The share transfer form must be properly stamped or certified or otherwise shown to our directors to be exempt from stamp duty and must be accompanied by the relevant share certificate and such other evidence of the right to transfer as our directors may reasonably require.
     Uncertificated shares
(i)	Registration of a transfer of uncertificated shares can be refused in the circumstances set out in the Uncertificated Securities Regulations 2001 (SI 2001 No. 3755), as amended from time to time; and

(ii)	Transfers may not be in favor of more than four joint holders.
     Title to certificated shares will be evidenced by entry in the register of our members and title to uncertificated shares will be evidenced by entry in the operator register maintained by Euroclear U.K. & Ireland (which forms part of the register of our members).
     Our directors may refuse to register a transfer of any certificated shares by a person with a 0.25% or greater holding of the existing capital (calculated excluding any shares held as treasury shares) if such a person has received a restriction notice (as defined in our articles of association) after failure to provide us with information concerning interests in these shares required to be provided under the legislation unless our directors are satisfied that they have been sold outright to an independent third party.
Dividend Access Mechanism for Class B ordinary shares
     General
     Class A ordinary shares and Class B ordinary shares are identical, except for the dividend access mechanism, which will only apply to the Class B ordinary shares.
     Dividends paid on Class A ordinary shares have a Dutch source for tax purposes and are subject to Dutch withholding tax.
     It is the expectation and the intention, although there can be no certainties that holders of Class B ordinary shares will receive dividends through the dividend access mechanism. Any dividends paid on the dividend access share will have a U.K. source for U.K. and Dutch tax purposes. There will be no Dutch withholding tax on such dividends and certain holders (not including U.S. holders of Class B ordinary shares or Class B ADRs) will be entitled to a U.K. tax credit in respect of their proportional shares of such dividends. For further details regarding the tax treatment of dividends paid on the Class A and Class B ordinary shares and ADRs, please refer to “Taxation”.
     Description of Dividend Access Mechanism
     A dividend access share has been issued by Shell Transport to Lloyds TSB Offshore Trust Company Limited (formerly Hill Samuel Offshore Trust Company Limited) as dividend access trustee. Pursuant to a declaration of trust,

Lloyds TSB Offshore Trust Company Limited will hold any dividends paid in respect of the dividend access share on trust for the holders of Class B ordinary shares from time to time and will arrange for prompt disbursement of such dividends to holders of Class B ordinary shares. Interest and other income earned on unclaimed dividends will be for the account of Shell Transport and any dividends which are unclaimed after 12 years will revert to Shell Transport. Holders of Class B ordinary shares will not have any interest in the dividend access share and will not have any rights against Shell Transport as issuer of the dividend access share. The only assets held on trust for the benefit of the holders of Class B ordinary shares will be dividends paid to the dividend access trustee in respect of the dividend access share.
     The declaration and payment of dividends on the dividend access share will require board action by Shell Transport and will be subject to any applicable limitations in law or in the Shell Transport articles of association in effect from time to time. In no event will the aggregate amount of the dividend paid by Shell Transport under the dividend access mechanism for a particular period exceed the aggregate of the dividend declared by our board on the Class B ordinary shares in respect of the same period.
     Operation of the Dividend Access Mechanism
     If, in connection with the declaration of dividends by Royal Dutch Shell on the Class B ordinary shares, the board of Shell Transport elects to declare and pay a dividend on the dividend access share to the dividend access trustee, the holders of the Class B ordinary shares will be beneficially entitled to receive their share of that dividend pursuant to the declaration of trust (and arrangements will be made to ensure that the dividend is paid in the same currency in which they would have received a dividend from us).
     If any amount is paid by Shell Transport by way of a dividend on the dividend access share and paid by the dividend access trustee to any holder of Class B ordinary shares, the dividend which we would otherwise pay on the Class B ordinary shares will be reduced by an amount equal to the amount paid to such holders of Class B ordinary shares by the dividend access trustee.
     We will have a full and unconditional obligation, in the event that the dividend access trustee does not pay an amount to holders of Class B ordinary shares on a cash dividend payment date (even if that amount has been paid to the dividend access trustee), to pay immediately the dividend declared on the Class B ordinary shares. The right of holders of Class B ordinary shares to receive distributions from the dividend access trustee will be reduced by an amount equal to the amount of any payment actually made by us on account of any dividend on Class B ordinary shares.
     Any payment by us will be subject to Dutch withholding tax (unless in any particular case an exemption is obtained under Dutch law or the provisions of an applicable tax treaty). If for any reason no dividend is paid on the dividend access share, holders of Class B ordinary shares will only receive dividends from us directly.
     The dividend access mechanism may be suspended or terminated at any time by our directors or the directors of Shell Transport, for any reason and without financial recompense. This might, for instance, occur in response to changes in relevant tax legislation.
     The dividend access mechanism has been approved by the Dutch Revenue Service pursuant to an agreement (vaststellingsovereenkomst) with us and Royal Dutch Petroleum dated October 26, 2004 as supplemented and amended by an agreement between the same parties dated April 25, 2005. The agreement states, among other things, that dividend distributions on the dividend access share by Shell Transport will not be subject to Dutch dividend withholding tax provided that the dividend access mechanism is structured and operated substantially as set out above. We may not extend the dividend access mechanism to any future issuances of Class B ordinary shares without the approval of the Dutch Revenue Service. Accordingly, we would not expect to issue additional Class B ordinary shares unless we obtained that approval or determined that the continued operation of the dividend access mechanism was unnecessary. Any further issue of Class B ordinary shares is subject to advance consultation with the Dutch Revenue Service.
Manner of holding shares
     There are several ways in which our registered shares or an interest in these shares can be held, including:

•	directly as registered shares in uncertificated form or in certificated form in a shareholder’s name;

•	indirectly through Euroclear Nederland (in respect of which the Dutch Securities Giro Act is applicable);

•	through our Corporate Nominee Service; and

•	as a direct or indirect holder of either a Class A or Class B ADR (see the “Description of the Royal Dutch Shell American Depositary Receipts” section of this prospectus).
     Holdings through Euroclear Nederland
     We expect that the Admitted Institution or, if applicable, other bank or financial institution where a person who holds interests in our shares through Euroclear Nederland maintains a relevant securities account will send such person a statement detailing the interests in our shares such person holds through Euroclear Nederland. However, whether and, if so, how they do so, will depend on the individual arrangements between such Admitted Institution or other bank or financial institution and that person.
     Euroclear Nederland has indicated that each person who holds interests in our shares through it will be able to exercise rights relating to those shares such that he/she will (subject to the individual arrangements between that person and the Admitted Institution or other bank or financial institution where that person maintains a relevant securities account):
•	be able to attend and speak at, all of our general meetings;

•	be able to give directions as to voting at all of our general meetings; and

•	be able to receive dividends via Euroclear Nederland and participate in capital events, in each case, so far as is possible in accordance with the Securities Giro Act, other applicable law and the Euroclear Nederland rules and regulations issued pursuant to the Securities Giro Act and further subject to compliance by all concerned with any applicable policies and procedures.
     Holdings through the Corporate Nominee Service
     In order to allow the persons who hold our shares through the corporate nominee service provided by Equiniti Financial Services Limited (the “Corporate Nominee Service”) to exercise rights relating to those shares, we have entered into an agreement with Equiniti Financial Services Limited (the “Corporate Nominee”) requiring it to ensure that persons holding our shares through the Corporate Nominee Service will:
•	receive notices of, and be able to attend and speak at, all of our general meetings;

•	be able to give directions as to voting at all of our general meetings;

•	have made available to them and be sent, on request, copies of our annual report and accounts and all the other documents issued to shareholders by us;

•	be able to receive dividends via the Corporate Nominee Service;

•	be able to participate in capital events in the same manner as registered holders of the same class of our shares; and

•	be treated in the same manner as registered holders of the same class of our shares in respect of all other rights attaching to those shares, in each case, so far as is possible in accordance with the Uncertificated Securities Regulations 2001 and other applicable law. In particular, residents in, or citizens of, jurisdictions outside the U.K. should be aware that they will not be able to participate in capital events as registered holders of our shares unless the Corporate Nominee is satisfied that such participation or treatment would not breach any applicable laws or regulations in those jurisdictions.

     It is the responsibility of persons resident in, or citizens of jurisdiction outside the U.K. to inform themselves of, and to satisfy themselves as to the full observance of, the laws of the relevant jurisdiction in connection with any applicable legal requirements in respect of holding our shares through the Corporate Nominee Service, including the obtaining of any governmental, exchange control or other consents which may be required, or the compliance with other necessary formalities that are required to be observed. If, due to applicable legal requirements, it is not permissible or practical to hold our shares through the Corporate Nominee Service, persons resident in, or citizens of, that jurisdiction should request that they be sent a share certificate for the our ordinary shares to which they are entitled.
     For so long as a person holds our shares through the Corporate Nominee Service, we will ensure that the Corporate Nominee sends each such person a statement of his/her holding of our shares at least once a year.
     Change in the manner of holding our shares
     Holders of our shares may, subject as set out below, change the manner in which they hold such shares. The ability to change the manner of holding our shares is subject to, in each case, compliance with any relevant regulatory requirements and, in respect of holdings through the Corporate Nominee Service, the agreement of the Corporate Nominee and acceptance by the holder of our shares of the terms and conditions of the Corporate Nominee Service.
     Holders of our shares who wish to change the manner in which they hold such shares are urged to consult their own legal, tax and financial advisers with respect to the legal, tax and cost consequences of any such change.
Repurchase of shares
     Subject to applicable law and our articles of association, we may purchase our own shares if: (i) in the case of an open-market purchase, authority to make the market purchase has been given by an ordinary resolution of our shareholders; or (ii) in the case of an off-market purchase, authority has been given by a special resolution. However, the guidance from the Association of British Insurers is that authority to repurchase shares on market should be given by special resolution. We can only repurchase our own shares out of distributable reserves or the proceeds of a new issuance of shares made for the purposes of funding the repurchase.
     We have entered into agreements with the Dutch Revenue Service regarding the Dutch tax consequences of the repurchase of both Class A ordinary shares and Class B ordinary shares. Accordingly, we will consider such Dutch tax consequences if and when it decides to repurchase ordinary shares. See “Taxation — Dutch Taxation — Dutch taxation of Ordinary Shares and ADRs — Withholding tax on dividend payments.”
Shareholders’ pre-emptive rights
     Under the U.K. Companies Act 1985 of England and Wales (the “Companies Act 1985”), if we propose to issue for cash:
•	equity securities (which are securities carrying a right to participate in dividends or capital beyond a specified amount); or

•	rights to subscribe for or convert into equity securities,
they must be offered first to each person who holds equity securities on the same or more favorable terms in proportion to those securities which is as nearly as practicable equal to the proportion in nominal value of the equity securities held by him/her to the aggregate issued equity securities. These pre-emption rights can be disapplied by a special resolution passed by shareholders in a general meeting, either generally or specifically, for a maximum period not exceeding five years.
     Subject to applicable law and our articles of association, any equity shares issued by us for cash must first be offered to existing shareholders in proportion to their existing holdings (the shareholders’ pre-emption rights). Both the Companies Act 1985 and the Listing Rules allow for the disapplication of the shareholders’ pre-emption rights. The pre-emption rights may be waived by a special resolution of the shareholders, either generally or specifically, for a maximum period not exceeding five years.

Ability to pay commission on shares and to issue shares at a discount
     In connection with any share issued, we can use all the powers given by applicable law to pay commissions or brokerage. Subject to the provisions of applicable laws and our articles of association, we can (i) pay the commissions in cash or by allotting shares or by a combination of both; and (ii) issue further shares of a class already issued at a discount to the market price. The Listing Rules limit the maximum discount under which shares may be issued in an open offer to 10% of the middle market price of those shares at the time of announcing the terms of the open offer. Furthermore, shares may not be allotted at less than their par value.
Disputes between a shareholder or ADR holder and Royal Dutch Shell, any subsidiary, director or professional service provider
     Except as noted below, virtually all disputes (i) between a shareholder in such capacity and us and/or our directors, arising out of or in connection with our articles of association or otherwise; (ii) so far as permitted by law, between us and any of our directors in their capacities as such or as our employees, including all claims made by us or on our behalf against our directors; (iii) between a shareholder in such capacity and our professional service providers (which could include our auditors, legal counsel, bankers and ADR depositaries); and (iv) between us and our professional service providers arising in connection with any claim within the scope of (iii) above, shall be exclusively and finally resolved by arbitration in The Hague, The Netherlands under the Rules of Arbitration of the ICC, as amended from time to time. This would include all disputes arising under U.K., Dutch or U.S. law (including securities laws), or under any other law, between parties covered by the arbitration provision.
     The tribunal shall consist of three arbitrators to be appointed in accordance with the Rules of Arbitration of the ICC. The chairman of the tribunal must have at least 20 years’ experience as a lawyer qualified to practice in a common law jurisdiction which is within the Commonwealth and each other arbitrator must have at least 20 years’ experience as a qualified lawyer.
     Pursuant to the exclusive jurisdiction provision in our articles of association, if a court in any jurisdiction determines that the arbitration requirement described above is invalid or unenforceable in relation to a particular dispute in that jurisdiction, such dispute may only be brought in the courts of England and Wales, as is the case with any derivative claim brought under the Companies Act 2006.
     Disputes relating to our failure or alleged failure to pay all or part of a dividend which has been declared and which has fallen due for payment will not be the subject of the arbitration and exclusive jurisdiction provisions of our articles of association. Any derivative claim brought under the Companies Act 2006 will not be the subject of the arbitration provisions of our articles of association.
     The governing law of our articles of association is the substantive law of England and Wales.
     We have incorporated arbitration clauses into all indemnities granted by us to our directors and into all service contracts between directors and our subsidiaries. We have incorporated an arbitration clause into the deposit agreements relating to the Class A ADRs and Class B ADRs which applies as between us and holders of the Class A ADRs and Class B ADRs (but not the depositaries).
     Pursuant to the relevant deposit agreement, as summarized under “Description of Royal Dutch Shell American Depositary Receipts”, each holder of ADRs is bound by the arbitration and exclusive jurisdiction provisions of our articles of association as described in that section as if that holder were a shareholder.
Summary of Certain Provisions of Royal Dutch Shell’s Memorandum and Articles of Association
     For a description of certain provisions contained in our memorandum and articles of association, see “Change of Control”, “Threshold for Disclosure of Share Ownership” and “Capital Changes”, each respectively included in “Supplementary Information — Control of Registrant (unaudited)” on page 179 in the 2007 20-F and which are incorporated by reference in this prospectus, and subsequent filings incorporated by reference into this prospectus.
     In our 2008 Annual General Meeting, which was held on May 20, 2008, our shareholders voted in favor of adopting the new articles of association (the “New Articles”) to replace our then existing articles of association (the

“Old Articles”). The New Articles were adopted primarily to reflect the provisions of the Companies Act 2006. Below is a summary of the principal changes to our articles of associations following the adoption of the New Articles.
     Certain provisions in the Old Articles that replicate provisions contained in the Companies Act 2006 were removed in the New Articles. Such provisions included (i) the provisions regarding the proceedings and specific quorum requirements for a meeting convened to vary class rights; and (ii) the provisions dealing with the convening of general meeting and the length of notice required to convene such meeting.
     Certain provisions in the Old Articles became irrelevant due to new rules included in the Companies Act 2006 and therefore were removed in the New Articles. Such provisions included the provision requiring a director’s age to be disclosed if he/she has attained the age of 70 years or more in the notice convening a meeting at which the director is proposed to be elected or re-elected.
     The provisions dealing with the appointment of proxies in the Old Articles were altered to grant the directors discretion, when calculating relevant time limits, to exclude weekend and bank holidays, in order to comply with new rules included in the Companies Act 2006. In addition, multiple proxies may be appointed provided that each proxy is appointed to exercise the rights attached to a different share held by the shareholder.
     In addition, the New Articles allow the directors to authorize conflicts and potential conflicts of interests that a director might face. Such conflicts may appear if a director becomes a director of another company or a trustee of another organization. The New Articles contain safeguards which will apply when directors decide whether to authorize a conflict or a potential conflict. First, only directors who have no interest in the matter being considered will be able to take the relevant decision and, secondly, in taking the decision the directors must act in a way they consider, in good faith, will be most likely to promote our success. The directors will be able to impose limits or conditions when giving authorization if they find it appropriate.
     The provisions in relation to euro deferred shares were removed in the New Articles as they are no longer necessary.

DESCRIPTION OF ROYAL DUTCH SHELL AMERICAN DEPOSITARY RECEIPTS
General
     The Bank of New York Mellon as depositary for our ADRs, will execute and deliver the Class A ADRs and Class B ADRs (collectively, the “ADRs”). Each Class A ADR and Class B ADR is a certificate evidencing a specific number of Class A or Class B American depositary shares (“Class A ADSs” and “Class B ADSs” and, collectively, “ADSs”), respectively. Each Class A ADS will represent two of our Class A ordinary shares (or a right to receive two shares) deposited with the custodian for the depositary. Each Class B ADS will represent two of our Class B ordinary shares (or a right to receive two shares) deposited with the custodian for the depositary. Each ADS will also represent any other securities, cash or other property which may be held by the depositary. The shares and any other securities, cash or other property held under the relevant deposit agreement are referred to as the relevant deposited securities. The depositary’s office at which the ADRs will be administered is located at 101 Barclay Street, New York, New York 10286.
     You may hold ADSs either (A) directly (i) by having an ADR registered in your name; or (ii) by having ADSs registered in your name in the Direct Registration System, or (B) indirectly by holding a security entitlement in ADSs through your broker or other financial institution. If you hold ADSs directly, whether certificated or uncertificated, you are a registered ADS holder, also referred to as an ADR holder. This description assumes you are an ADR holder. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.
     The Direct Registration System, or DRS, is a system administered by the Depository Trust Company (“DTC”), pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership shall be evidenced by periodic statements sent by the depositary to the registered holders of uncertificated ADSs.
     As an ADR holder, we will not treat you as one of our shareholders and you will not have shareholder rights. English law generally governs shareholder rights. The depositary or its nominee will be the holder of the shares underlying your ADSs. As a holder of ADRs, you will have ADR holder rights. A deposit agreement for each class of ADRs among us, the depositary and you, as an ADR holder, and the beneficial owners of ADRs sets out ADR holder rights as well as the rights and obligations of the depositary. As of the date of this registration statement the two deposit agreements are identical, except that each relates to a different class of ordinary shares and the relevant class of ADRs issuable under it. New York law governs the deposit agreements and the ADRs except that the arbitration and exclusive jurisdiction provisions are governed by English law.
     The following is a summary of the material provisions of the deposit agreements. For more complete information, you should read the entire relevant deposit agreement and the form of ADRs. The deposit agreement relating to the Class A ADRs and the form of Class A ADR relating thereto, and the deposit agreement relating to the Class B ADRs and the form of Class B ADR relating thereto, are also attached as exhibits to the Capital Stock Form 6-K and incorporated herein by reference. See “Taxation — U.S. Taxation — U.S. Taxation of Ordinary Shares and ADRs” for a description of the material U.S. federal income tax consequences to U.S. holders of holding our ADRs.
Dividends and Other Distributions
     How will you receive dividends and other distributions on the shares?
     The depositary has agreed to pay to you the cash dividends or other distributions it or the custodian receives on the relevant deposited securities, after deducting its fees and expenses. You will receive these distributions in proportion to the number of shares your ADSs represent.
•	Cash. While the depositary may receive cash dividends and other distributions from us in U.S. dollars (in which case no conversion will be required) to the extent the depositary receives a cash dividend or other cash distribution in a currency other than U.S. dollars, the depositary will convert such cash dividend or other distribution we pay on the shares into U.S. dollars, if it can do so on a reasonable basis and can transfer the U.S. dollars to the U.S. If that is not possible or if any government approval is needed and cannot be obtained, the deposit agreement allows the depositary to distribute the foreign currency only to those ADR holders to whom it is possible to do so. It will hold the foreign currency it does not distribute for the account of the ADR holders who have not been paid. It will not invest the foreign currency and it will not be liable for any interest.
•	Before making a distribution, the depositary will deduct any withholding taxes that must be paid. It will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some or all of the value of the distribution.

•	Ordinary shares. The depositary may distribute additional ADSs representing any shares we distribute as a dividend or free distribution on the relevant deposited securities. The depositary will only distribute whole ADSs. It will use its reasonable efforts to sell shares which would require it to deliver a fractional ADS and distribute the net proceeds in the same way as it does with cash. If the depositary does not distribute additional ADRs, the outstanding ADSs will also represent the new shares.

•	Rights to purchase additional shares. If we offer holders of the relevant deposited securities any rights to subscribe for additional shares or any other rights, the depositary may make these rights available to you. If the depositary decides, after consultation with us, it is not legal or feasible to make the rights available but that it is practical to sell the rights, the depositary may sell the rights and distribute the proceeds in the same way as it does with cash. The depositary will allow rights that are not distributed or sold to lapse. In that case, you will receive no value for them.

If the depositary makes rights available to you, and you elect to exercise such rights, it will exercise the rights and purchase the shares on your behalf. The depositary will then deposit the shares and deliver ADSs to you. It will only exercise rights if you pay it the exercise price and any other charges the rights require you to pay.

U.S. securities laws may restrict transfers and cancellation of the ADSs represented by shares purchased upon exercise of rights. For example, you may not be able to trade these ADSs freely in the U.S.. In this case, the depositary may deliver restricted depositary shares that have the same terms as the ADSs described in this section except for changes needed to put the necessary restrictions in place.

•	Other Distributions. The depositary will send to you anything else we distribute on the relevant deposited securities by any means it thinks is equitable and practical. If it cannot make the distribution in that way, the depositary has a choice, after consulting with us to the extent practical. It may decide to sell what we distributed and distribute the net proceeds, in the same way as it does with cash. However, the depositary is not required to distribute any securities (other than ADSs) to you unless it receives satisfactory assurance from us that it is legal to make that distribution.
     The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADR holders. We have no obligation to register ADSs, shares, rights or other securities under the Securities Act of 1933, as amended (the “Securities Act”). We also have no obligation to take any other action to permit the distribution of ADRs, shares, rights or anything else to ADR holders. This means that you may not receive the distributions we make on our shares or any value for them if it is deemed illegal or impractical for us to make them available to you.
Deposit and Withdrawal
How are ADSs issued?
     The depositary will deliver ADSs if you or your broker deposits shares or evidence of rights to receive shares with the relevant custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names you request and will deliver the ADRs at its office to the persons you request.

How do ADS holders cancel an ADR and obtain shares?
     You may surrender your ADRs at the depositary’s office. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver (i) shares to you or to an account designated by you which may be an account designated by such owner with Euroclear Nederland or an Admitted Institution; and (ii) any other deposited securities underlying the ADR to you or a person you designate at the office of the respective custodian. Or, in the case of certificated shares, at your request, risk and expense, the depositary will deliver the deposited securities at its office, if feasible.
Voting Rights
     How do you vote?
     Under the deposit agreements, upon the written request of an ADR holder, the depositary will endeavor to cause the appointment of such holder as its proxy with power to vote the number of shares its ADSs represent. This means that, subject to the procedures described below, if you are a registered holder of ADSs, you will have a right to attend and vote directly at shareholders’ meetings. You also have a right to instruct the depositary how to vote the number of shares your ADSs represent. The depositary will notify you of shareholders’ meetings and arrange to deliver our voting materials to you if we ask it to. Those materials will describe the matters to be voted on and explain how you may vote directly or instruct the depositary how to vote. For instructions to be valid, they must reach the depositary by a date set by the depositary. In order for you to vote, the depositary must receive your request to be a proxy prior to the date specified for each meeting.
     The depositary will try, as far as practical, subject to English law and the provisions of our articles of association, to vote the number of shares or other relevant deposited securities represented by your ADSs as you instruct. The depositary will only vote or attempt to vote as you instruct.
     We cannot ensure that you will receive voting materials or otherwise learn of an upcoming shareholders’ meeting in time to ensure that you can become appointed as a proxy to vote or instruct the depositary to vote your shares.
     The depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to vote and there may be nothing you can do if your shares are not voted as you requested.

Fees and Expenses

Persons depositing shares or ADR holders must pay:	For:

$5.00 (or less) per 100 ADSs (or portion of 100 ADSs)	•	Issuance of ADSs, including issuances resulting from a distribution of shares or rights or other property

	•	Cancellation of ADSs for the purpose of withdrawal, including if the relevant deposit agreement terminates

A fee equivalent to the fee that would be payable if securities distributed to you had been shares and the shares had been deposited for issuance of ADSs	•	Distribution of securities distributed to holders of deposited securities which are distributed by the respective depositaries to ADR holders

Registration or transfer fees	•	Transfer and registration of shares on our share register to or from the name of the respective depositary or its agent when you deposit or withdraw shares

Expenses of the depositary in converting foreign currency to U.S. dollars Expenses of the depositary	•	Cable, telex and facsimile transmissions (when expressly provided in the deposit agreement)

Taxes and other governmental charges payable on any ADR or share underlying an ADR, for example, stock transfer taxes, stamp duty or withholding taxes	•	As necessary
Payment of Taxes
     The depositary may deduct the amount of any taxes owed from any payments to you. It may also sell deposited securities, by public or private sale, to pay any taxes owed. You will remain liable if the proceeds of the sale are not enough to pay the taxes. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to you any proceeds, or send to you any property, remaining after it has paid the taxes.
Reclassifications, Recapitalizations and Mergers

If we:		Then:

•	Change the nominal or par value of our shares	The cash, shares or other securities received for the account of the depositary will become deposited securities.

•	Reclassify, split up or consolidate any of the relevant deposited securities	Each ADS will automatically represent its equal share of the new relevant deposited securities.

•	Distribute securities on the relevant deposited securities that are not distributed to you	The depositary may distribute some or all of the securities it received. It may also deliver new ADRs or ask you to surrender your outstanding ADRs in exchange for new ADRs identifying the new deposited securities.
•	Recapitalize, reorganize, merge, liquidate, sell all or substantially all of our assets, or take any similar action

Amendment and Termination
     How may the deposit agreement be amended?
     We may agree with the depositary to amend the deposit agreements and the ADRs without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, or prejudices a substantial right of ADR holders, it will not become effective for outstanding ADRs until 30 days after the depositary notifies ADR holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADRs, to agree to the amendment and to be bound by the ADRs and the relevant deposit agreement as amended.
     How may the deposit agreement be terminated?
     The depositary will terminate the deposit agreements if we ask it to do so. The depositary may also terminate the deposit agreements if it has told us that it would like to resign and we have not appointed a new depositary bank within 60 days. In either case, the depositary must notify you at least 30 days before termination.
     After termination, the depositary and its agents will do the following under the relevant deposit agreement but nothing else: (1) advise you that the deposit agreement is terminated, (2) collect distributions on the deposited securities, (3) sell rights and other property, and (4) deliver shares and other deposited securities upon surrender of ADRs. Six months or more after termination, the depositary may sell any remaining relevant deposited securities by public or private sale. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the relevant deposit agreement for the pro rata benefit of the ADR holders that have not surrendered their ADRs. It will invest the money in direct obligations of the federal government of the U.S. and has no liability for interest. The depositary’s only obligations will be to account for the money and other cash. After termination our only obligations will be to indemnify the depositary and to pay fees and expenses of the depositary that we agreed to pay.
Limitations on Obligations and Liability
     Limits on our Obligations and the Obligations of the Depositary; Limits on Liability to Holders of ADRs
     The deposit agreements expressly limit our obligations and the obligations of the depositary. They also limit our liability and the liability of the depositary. We and the depositary:
•	are only obligated to take the actions specifically set forth in the relevant deposit agreement without negligence or bad faith;

•	are not liable if either of us is prevented or delayed by law or circumstances beyond our control from performing our obligations under the relevant deposit agreement;

•	are not liable if either of us exercises discretion permitted under the relevant deposit agreement;

•	have no obligation to become involved in a lawsuit or other proceeding related to the ADRs or the deposit agreements on your behalf or on behalf of any other person;

•	may rely upon any documents we believe in good faith to be genuine and to have been signed or presented by the proper party; and

•	are not liable for the depositary’s or any of its agents’ reliance upon the authority of any information in, or for the depositary’s or any of its agents’ compliance with directions from, any DTC participants in connection with the Direct Registration System.
     By holding an ADR or an interest therein you will be agreeing that the depositary and its agents may fully respond to any and all demands or requests for information maintained by or on its behalf to the extent such information is requested or required by or pursuant to any lawful authority, including without limitation laws, rules, regulations, administrative or judicial process, banking, securities or other regulators.

     Neither we nor the depositary nor any of our or its respective agents shall be liable to registered or other holders of ADSs or any other third party or parties for any indirect, special, punitive or consequential damages.
     In the deposit agreements, we agree to indemnify the depositary for acting as depositary, except for losses caused by the depositary’s own negligence or bad faith, and the depositary agrees to indemnify us for losses resulting from its negligence or bad faith and in connection with issuance of pre-released ADRs.
Requirements for Depositary Actions
     Before the depositary will deliver or register a transfer of an ADR, make a distribution on an ADR, or permit withdrawal of shares or other property, the depositary may require:
•	payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any shares or other relevant deposited securities;

•	satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

•	compliance with regulations it may establish, from time to time, consistent with the relevant deposit agreement, including presentation of transfer documents.
     The depositary may refuse to deliver ADRs or register transfers of ADRs generally when the transfer books of the depositary or our transfer books are closed or at any time if the depositary or we think it advisable to do so.
Your Right to Receive the Ordinary Shares Underlying your ADRs
     You have the right to cancel your ADRs and withdraw the underlying shares or have shares credited to an account with Euroclear Nederland (in the case of Admitted Institutions only) or an Admitted Institution at any time except:
(i)	When temporary delays arise because: (a) the depositary has closed its transfer books or we have closed our transfer books; (b) the transfer of shares is blocked to permit voting at a shareholders’ meeting; or (c) we are paying a dividend on our shares.

(ii)	When you or other ADR holders seeking to withdraw shares owe money to pay fees, taxes and similar charges.

(iii)	When it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to relevant class of ADRs or to the withdrawal of shares or other deposited securities.
     This right of withdrawal may not be limited by any other provision of the deposit agreements.
Pre-release of ADRs
     The deposit agreements permit the depositary to deliver ADRs before deposit of the underlying shares. This is called a pre-release of the ADRs. Subject to the terms and conditions of the deposit agreements, the pre-release of ADRs may occur only if (i) pre-released ADRs are fully collateralized (marked to market daily) with cash or U.S. government securities in an amount equal to not less than 100% of the market value of the pre-released ADRs held by the depositary for the benefit of owners of the applicable shares (but such collateral shall not constitute deposited securities), (ii) each recipient of pre-released ADRs agrees in writing with the respective depositary that such recipient (a) owns such shares, (b) assigns all beneficial right, title and interest therein to the respective depositary, (c) holds such shares for the account of the respective depositary and (d) will deliver such shares to the respective custodian as soon as practicable and promptly upon demand therefor; and (iii) all pre-released ADRs of the relevant class evidence not more than 20% of all ADRs of that class (excluding those evidenced by pre-released ADRs) or such other percentage as we and the respective depositary may from time to time agree in writing, of the total number of shares of that class represented by ADRs except to the extent, if any, that such limitation is exceeded solely because of the surrender of ADSs subsequent to the execution and delivery of pre-released ADRs in compliance with such limitation. As discussed in “U.S. Taxation of Ordinary Shares and ADRs — Deposits, withdrawals, and Pre-Releases,” the U.S. Treasury has expressed concerns regarding certain transactions involving the pre-release of ADRs.

Arbitration
     Under the deposit agreements, each holder of ADSs is bound by the arbitration and exclusive jurisdiction provisions of our articles of association as if the applicable ADS holder was our shareholder. For a description of the arbitration and exclusive jurisdiction provisions of our articles of association see “Description of Royal Dutch Shell Ordinary Shares — Disputes between a shareholder or ADR holder and Royal Dutch Shell, any subsidiary, director or professional service provider”.
Direct Registration System
     In the deposit agreements, all parties to the deposit agreements acknowledge that the DRS and Profile Modification System (“Profile”) will apply to uncertificated ADSs upon acceptance thereof to DRS by DTC. DRS is the system administered by DTC pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership shall be evidenced by periodic statements sent by the depositary to the registered holders of uncertificated ADSs. Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of a registered holder of ADSs, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register the transfer.
     In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties to the deposit agreements understand that the depositary will not verify , determine or otherwise ascertain that the DTC participant which is claiming to be acting on behalf of an ADS holder in requesting registration of transfer and delivery described in the paragraph above has the actual authority to act on behalf of the ADS holder (notwithstanding any requirements under the Uniform Commercial Code).
Shareholder communications; inspection of register of holders of ADSs
     The depositary will make available for your inspection at its office all communications that it receives from us as a holder of relevant deposited securities that we make generally available to holders of relevant deposited securities. The depositary will send you copies of those communications if we ask it to. You have a right to inspect the register of holders of ADRs of the relevant class, but not for the purpose of contacting those holders about a matter unrelated to our business or the ADSs.

CLEARANCE AND SETTLEMENT
     Securities we issue may be held through one or more international and domestic clearing systems. The principal clearing systems we will use are the book-entry systems operated by the Depositary Trust Company (“DTC”) in the U.S., Clearstream Banking, société anonyme (“Clearstream, Luxembourg”), in Luxembourg and Euroclear Bank S.A./N.V. (“Euroclear”), in Brussels, Belgium. These systems have established electronic securities and payment transfer, processing, depositary and custodial links among themselves and others, either directly or through custodians and depositaries. These links allow securities to be issued, held and transferred among the clearing systems without the physical transfer of certificates.
     Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market. Where payments for securities we issue in global form will be made in U.S. dollars, these procedures can be used for cross-market transfers and the securities will be cleared and settled on a delivery against payment basis.
     Cross-market transfers of securities that are not in global form may be cleared and settled in accordance with other procedures that may be established among the clearing systems for these securities. Investors in securities that are issued outside of the U.S., its territories and possessions must initially hold their interests through Euroclear, Clearstream, Luxembourg or the clearance system that is described in the applicable prospectus supplement.
     The policies of DTC, Euroclear and Clearstream, Luxembourg will govern payments, transfers, exchange and other matters relating to the investor’s interest in securities held by them. This is also true for any other clearance system that may be named in a prospectus supplement.
     We have no responsibility for any aspect of the actions of DTC, Euroclear or Clearstream, Luxembourg or any of their direct or indirect participants. We have no responsibility for any aspect of the records kept by DTC, Euroclear or Clearstream, Luxembourg or any of their direct or indirect participants. We also do not supervise these systems in any way. This is also true for any other clearing system indicated in a prospectus supplement.
     DTC, Euroclear, Clearstream, Luxembourg, and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. You should be aware that they are not obligated to perform these procedures and may modify them or discontinue them at any time.
     The description of the clearing systems in this section reflects our understanding of the rules and procedures of DTC, Euroclear and Clearstream, Luxembourg as they are currently in effect. Those systems could change their rules and procedures at any time.
The Clearing Systems
     DTC
     DTC has advised us as follows:
(i)	DTC is:
(a)	a limited purpose trust company organized under the laws of the State of New York;

(b)	a “banking organization” within the meaning of the New York Banking Law;

(c)	a member of the Federal Reserve System;

(d)	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

(e)	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.
(ii)	DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes to accounts of its participants. This eliminates the need for physical movement of certificates.

(iii)	Participants in DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is partially owned by some of these participants or their representatives.

(iv)	Indirect access to the DTC system is also available to banks, brokers, dealers and trust companies that have relationships with participants.

(v)	The rules applicable to DTC and DTC participants are on file with the SEC.
     Clearstream, Luxembourg
     Clearstream, Luxembourg has advised us as follows:
(i)	Clearstream, Luxembourg is a duly licensed bank organized as a société anonyme incorporated under the laws of Luxembourg and is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier).

(ii)	Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions among them. It does so through electronic book-entry changes to the accounts of its customers. This eliminates the need for physical movement of certificates.

(iii)	Clearstream, Luxembourg provides other services to its participants, including safekeeping, administration, clearance and settlement of internationally traded securities and lending and borrowing of securities. It interfaces with the domestic markets in over 30 countries through established depositary and custodial relationships.

(iv)	Clearstream, Luxembourg’s customers include worldwide securities brokers and dealers, banks, trust companies and clearing corporations and may include professional financial intermediaries. Its U.S. customers are limited to securities brokers and dealers and banks.

(v)	Indirect access to the Clearstream, Luxembourg system is also available to others that clear through Clearstream, Luxembourg customers or that have custodial relationships with its customers, such as banks, brokers, dealers and trust companies.
     Euroclear
     Euroclear is the international central securities depositary of the Euroclear group. Euroclear has advised us as follows:
(i)	Euroclear is incorporated under the laws of Belgium as a bank and is subject to regulation by the Belgian Banking and Finance Commission (Commission Bancaire et Financiére) and the National Bank of Belgium (Banque Nationale de Belgique).

(ii)	Euroclear holds securities for its customers and facilitates the clearance and settlement of securities transactions among them. It does so through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates.

(iii)	Euroclear provides other services to its customers, including credit custody, lending and borrowing of securities and tri-party collateral management. It interfaces with the domestic markets of several other countries.

(iv)	Euroclear customers include banks, including central banks, securities brokers and dealers, trust companies and clearing corporations and may include certain other professional financial intermediaries.

(v)	Indirect access to the Euroclear system is also available to others that clear through Euroclear customers or that have relationships with Euroclear customers.

(vi)	All securities in Euroclear are held on a fungible basis. This means that specific certificates are not matched to specific securities clearance accounts.

(vii)	Royal Dutch Shell Class B ordinary shares listed on the London Stock Exchange are settled on the CREST system, which is operated by Euroclear U.K. & Ireland, a U.K. subsidiary of Euroclear. The settlement procedures for this system are described in the CREST reference manual, which can be found on Euroclear U.K. & Ireland’s website at www.euroclear.com.

(viii)	Royal Dutch Shell Class A ordinary shares listed on Euronext Amsterdam are settled through Euroclear Nederland, a Dutch subsidiary of Euroclear. The settlement procedures for this system are described on the Euroclear Nederland website at www.euroclear.com.
     It should be noted that Euroclear is not involved in the settlement of Class A ordinary shares and Class B ordinary shares between CREST and Euroclear Nederland.
     Other Clearing Systems
     We may choose any other clearing system for a particular series of securities. The clearance and settlement procedures for the clearing system we choose will be described in the applicable prospectus supplement.
Primary Distribution
     The distribution of the securities will be cleared through one or more of the clearing systems that we have described above or any other clearing system that is specified in the applicable prospectus supplement. Payment for securities will be made on a delivery versus payment or free delivery basis. These payment procedures will be more fully described in the applicable prospectus supplement.
     Clearance and settlement procedures may vary from one series of securities to another according to the currency that is chosen for the specific series of securities. Customary clearance and settlement procedures are described below.
     We will submit applications to the relevant system or systems for the securities to be accepted for clearance. The clearance numbers that are applicable to each clearance system will be specified in the prospectus supplement.
     Clearance and Settlement Procedures — DTC
     DTC participants that hold securities through DTC on behalf of investors will follow the settlement practices applicable to U.S. corporate debt obligations in DTC’s Same-Day Funds Settlement System, or such other procedures as are applicable for other securities.
     Securities will be credited to the securities custody accounts of these DTC participants against payment in same-day funds, for payments in U.S. dollars, on the settlement date. For payments in a currency other than U.S. dollars, securities will be credited free of payment on the settlement date.
     Clearance and Settlement Procedures — Euroclear and Clearstream, Luxembourg
     We understand that investors that hold their securities through Euroclear or Clearstream, Luxembourg accounts will follow the settlement procedures that are applicable for such securities in their respective settlement systems.
     Securities will be credited to the securities custody accounts of Euroclear and Clearstream, Luxembourg participants on the business day following the settlement date, for value on the settlement date. They will be credited either free of payment or against payment for value on the settlement date.

Secondary Market Trading
     Trading Between DTC Participants
     We understand that secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules. Secondary market trading will be settled using procedures applicable to U.S. corporate debt obligations in DTC’s Same-Day Funds Settlement System for debt securities, or such other procedures as are applicable for other securities.
     If payment is made in U.S. dollars, settlement will be in same-day funds. If payment is made in a currency other than U.S. dollars, securities settlement at DTC will be free of payment. If payment is made other than in U.S. Dollars, separate payment arrangements outside of the DTC system must be made between the DTC participants involved.
     Trading Between Euroclear and/or Clearstream, Luxembourg Participants
     We understand that secondary market trading between Euroclear and/or Clearstream, Luxembourg participants will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream, Luxembourg. Secondary market trading will be settled using procedures applicable for such securities in their respective settlement systems.
     Trading between a DTC Seller and a Euroclear or Clearstream, Luxembourg Purchaser
     A purchaser of securities that are held in the account of a DTC participant must send instructions to Euroclear or Clearstream, Luxembourg at least one business day prior to settlement. The instructions will provide for the transfer of the securities from the selling DTC participant’s account to the account of the purchasing Euroclear or Clearstream, Luxembourg participant. Euroclear or Clearstream, Luxembourg, as the case may be, will then instruct the common depositary for Euroclear and Clearstream, Luxembourg to receive the securities either against payment or free of payment.
     The interests in the securities will be credited to the respective clearing system. The clearing system will then credit the account of the participant, following its usual procedures. Credit for the securities will appear on the next day, European time. Cash debit will be back-valued to, and the interest on the securities will accrue from, the value date, which would be the preceding day, when settlement occurs in New York. If the trade fails and settlement is not completed on the intended date, the Euroclear or Clearstream, Luxembourg cash debit will be valued as of the actual settlement date instead.
     Euroclear participants or Clearstream, Luxembourg participants will need the funds necessary to process same-day funds settlement. The most direct means of doing this is to preposition funds for settlement, either from cash or from existing lines of credit, as for any settlement occurring within Euroclear or Clearstream, Luxembourg. Under this approach, participants may take on credit exposure to Euroclear or Clearstream, Luxembourg until the securities are credited to their accounts one business day later.
     As an alternative, if Euroclear or Clearstream, Luxembourg has extended a line of credit to them, participants can choose not to preposition funds and will allow that credit line to be drawn upon to finance settlement. Under this procedure, Euroclear participants or Clearstream, Luxembourg participants purchasing securities would incur overdraft charges for one business day, (assuming they cleared the overdraft as soon as the securities were credited to their accounts). However, interest on the securities would accrue from the value date. Therefore, in many cases, the investment income on securities that is earned during that one business day period may substantially reduce or offset the amount of the overdraft charges. This result will, however, depend on each participant’s particular cost of funds.
     Because the settlement will take place during New York business hours, DTC participants will use their usual procedures to deliver securities to the depositary on behalf of Euroclear participants or Clearstream, Luxembourg participants. The sale proceeds will be available to the DTC seller on the settlement date. For the DTC participants, then, a cross-market transaction will settle no differently than a trade between two DTC participants.

     Special Timing Considerations
     You should be aware that investors will only be able to make and receive deliveries, payments and other communications involving securities through Clearstream, Luxembourg and Euroclear on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the U.S.
     In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream, Luxembourg and Euroclear on the same business day as in the U.S. U.S. investors who wish to transfer their interests in the securities, or to receive or make a payment or delivery of securities, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream, Luxembourg or Euroclear is used.

TAXATION
U.S. Taxation
     This section describes the material U.S. federal income tax consequences of acquiring, owning and disposing of securities we may offer pursuant to this prospectus. It applies to you only if you acquire the offered securities in an offering or offerings contemplated by this prospectus and you hold the offered securities as capital assets for tax purposes. This section is the opinion of Cravath, Swaine & Moore LLP, U.S. counsel to the issuer.
     This section applies to you only if you are a U.S. holder. You are a U.S. holder if you are a beneficial owner of an offered security and you are for U.S. federal income tax purposes:
•	a citizen or resident of the U.S.;

•	a corporation, or entity taxable as a corporation, that was created or organized under the laws of the U.S. or any of its political subdivisions;

•	an estate whose income is subject to U.S. federal income tax regardless of its source; or

•	a trust if (i) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust; or (ii) the trust has made a valid election under applicable U.S. Treasury regulations to be treated as a U.S. person.
     This section does not apply to you if you are a member of a special class of holders subject to special rules, including:
•	a dealer in securities or currencies;

•	a trader in securities that elects to use a mark-to-market method of accounting for its securities holdings;

•	a regulated investment company;

•	a real estate investment trust;

•	a tax-exempt organization;

•	an insurance company;

•	a bank;

•	in the case of warrants, ordinary shares or ADRs, a person that actually or constructively owns 10% or more of the voting stock of Royal Dutch Shell;

•	a person that holds offered securities as part of a straddle or a hedging or conversion transaction (including, in the case of debt securities, debt securities owned as a hedge, or that are hedged, against interest rate or currency risks);

•	a person who is an investor in a pass through entity (such as a partnership);

•	a person who acquires shares through the exercise of options, or otherwise as compensation, or through a tax-qualified retirement plan;

•	holders of options granted under any benefit plan;

•	a person liable for alternative minimum tax; or

•	a person whose functional currency is not the U.S. dollar.

     This section is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.
     If a partnership holds the offered securities, the tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding the offered securities, you should consult your tax advisor.
     This summary does not address the alternative minimum tax, any non-income tax or any state, local or non-U.S. tax consequences of the acquisition, ownership or disposition of our securities.
You are urged to consult your own tax advisor regarding the U.S. federal, state and local and other tax consequences of acquiring, owning and disposing of offered securities in your particular circumstances.
U.S. Taxation of Ordinary Shares and ADRs
     Taxation of Cash Distributions and Distributions of Stock. The gross amount of any distribution (other than in liquidation and certain pro-rata stock distributions), including the fair market value of all distributions of Royal Dutch Shell’s ordinary shares or ADRs whenever a holder may elect to receive cash distributions instead of distributions of Royal Dutch Shell’s ordinary shares or ADRs, that a U.S. holder receives with respect to Royal Dutch Shell’s ordinary shares or ADRs (before reduction for Dutch tax, if any, withheld from such distributions) generally will be includible in such U.S. holder’s gross income on the day on which, in the case of a holder of our ordinary shares, such holder receives such distribution or, in the case of a holder of our ADRs the depositary receives such distribution on behalf of the holder of the applicable ADRs. Depending on the amount of the dividend and the amount of the U.S. holder’s adjusted tax basis in the applicable ordinary shares or ADRs, distributions will be taxed in the following manner:
     To the extent that distributions paid by Royal Dutch Shell with respect to the underlying ordinary shares do not exceed Royal Dutch Shell’s current or accumulated earnings and profits (“E&P”), as calculated for U.S. federal income tax purposes, such distributions will be taxed as dividends. The current maximum rate of tax imposed on certain dividends received by U.S. holders that are individuals is 15% (0% for individuals in the lower tax brackets) (the “Reduced Rate”), so long as certain holding period requirements are met. The Reduced Rate applies to dividends received before January 1, 2011. In order for dividends paid by a non-U.S. corporation to be eligible for the Reduced Rate, the non-U.S. corporation must be a Qualified Foreign Corporation (“QFC”) and must not be a passive foreign investment company (a “PFIC”) in either the taxable year of the distribution or the preceding taxable year. We believe that Royal Dutch Shell will be a QFC and will not be a PFIC. As a result, dividends received by individual U.S. holders before January 1, 2011 will generally constitute qualified dividend income (“QDI”) for U.S. federal income tax purposes and be taxable at rates applicable to net capital gains (see “— Taxation of Sale or Other Disposition”), provided that certain holding period and other requirements are satisfied. There can be no assurance, however, that Royal Dutch Shell will continue to be considered a QFC or that Royal Dutch Shell will not be classified as a PFIC in the future. Thus, there can be no assurance that Royal Dutch Shell’s dividends will continue to be eligible for the Reduced Rate. Special rules apply for purposes of determining the recipient’s investment income (which limits deductions for investment interest) and non-U.S. income (which may affect the amount of foreign tax credit) and to certain extraordinary dividends. Each U.S. holder that is an individual is urged to consult his/her tax advisor regarding the possible applicability of the Reduced Rate under the Act and the related restrictions and special rules.
     Because Royal Dutch Shell is not a U.S. corporation, dividends Royal Dutch Shell pays generally will not be eligible for the dividends received deduction allowable to corporations under the Code.
     To the extent that distributions by Royal Dutch Shell exceed its current or accumulated E&P, such distributions will be treated as a tax-free return of capital, to both individual and corporate U.S. holders, to the extent of each such U.S. holder’s adjusted tax basis in Royal Dutch Shell’s ordinary shares or ADRs, and will reduce such U.S. holder’s adjusted tax basis in the ordinary shares or ADRs on a dollar-for-dollar basis (thereby increasing any gain or decreasing any loss on a disposition of the ordinary shares or ADRs). To the extent that the distributions exceed the U.S. holder’s adjusted tax basis in the ordinary shares or ADRs, such U.S. holder will be taxed as having recognized gain on the sale or disposition of the ordinary shares or ADRs (see “— Taxation of Sale or Other Disposition”).

     It is anticipated that any distributions on our ordinary shares will be made in euros or pounds sterling; any dividends so paid generally will be includible in a U.S. holder’s gross income in a U.S. dollar amount calculated by reference to the exchange rate in effect on the day the U.S. holder receives the dividend.
     Holders of our ADRs will receive dividend payments in U.S. dollars from the depositary. It is anticipated that we will pay to the depositary a U.S. dollar amount calculated by reference to the exchange rate in effect on the day that the dividend is declared, notwithstanding that the dividend will have been declared in euros. In this case, the U.S. holder would include in gross income as a dividend the U.S. dollar amount received by the depositary. Though not anticipated, it is possible that we will pay to the depositary an amount in a currency other than U.S. dollars. In such a case, any dividends so paid generally will be includible in a U.S. holder’s gross income in a U.S. dollar amount calculated by reference to the exchange rate in effect on the day the depositary receives the dividend. In such a case, the U.S. holder may recognize foreign exchange gain or loss, taxable as ordinary income or loss, if the depositary does not convert such currency into U.S. dollars before the U.S. holder is required to take the distribution into gross income for U.S. federal income tax purposes. The gain or loss recognized will generally be based upon the difference between the exchange rate in effect when such currency is actually converted and the “spot” exchange rate in effect at the time the distribution is taken into account and any gain realized generally will be treated as U.S.-source income for U.S. foreign tax credit limitation purposes.
     Dividends paid by Royal Dutch Shell generally will be treated as foreign source income for U.S. foreign tax credit limitation purposes. Subject to certain limitations, U.S. holders may elect to claim a foreign tax credit against their U.S. federal income tax liability for non-U.S. tax withheld (if any) from dividends received in respect of the ordinary shares or ADRs. (See “— Dutch Taxation — Dutch Taxation of Ordinary Shares and ADRs — Withholding Tax on Dividend Payments” for a discussion of Dutch withholding taxes and applicable treaty exemptions.) The limitation on non-U.S. taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends paid in respect of Royal Dutch Shell’s ordinary shares or ADRs generally will be “passive category income” and therefore any U.S. federal income tax imposed on these dividends cannot be offset by excess foreign tax credits that such U.S. holders may have from non-U.S. source income not qualifying as passive income. In the case of certain types of U.S. holders, any such dividends may be treated as “general category income” for purposes of calculating the U.S. foreign tax credit limitations. U.S. holders that do not elect to claim a foreign tax credit may instead claim a deduction for non-U.S. tax withheld (if any).
     We understand that although dividends paid through the dividend access mechanism generally will bear a U.K. tax credit available to individual taxpayers in the U.K., under the current U.S.-U.K. income tax treaty (which came into force on March 31, 2003) that tax credit will not be available to U.S. holders, and no offsetting withholding will be imposed by the U.K. As a result, the cash amount of the dividend will be the gross dividend for U.S. federal income tax purposes, and there will not be any U.K. tax in respect of which to claim a credit against any U.S. federal income tax liability.
     Distributions of ordinary shares and ADRs to U.S. holders with respect to their holdings of ordinary shares or ADRs, as the case may be (such previously held ordinary shares or ADRs being “Old Stock”), that are pro rata with respect to their holdings of Old Stock will generally not be subject to U.S. federal income tax (except with respect to cash received instead of fractional ordinary shares or ADRs). A U.S. holder’s adjusted tax basis in the ordinary shares or ADRs so received will be determined by allocating the U.S. holder’s adjusted tax basis in the Old Stock between the Old Stock and the ordinary shares or ADRs so received.
     Taxation of Sale or Other Disposition. A U.S. holder generally will recognize capital gain or loss upon a sale or other disposition of ordinary shares or ADRs in an amount equal to the difference between the amount realized on their disposition and such U.S. holder’s adjusted tax basis in the ordinary shares or ADRs. Under current law, capital gains realized by corporate and individual taxpayers generally are subject to U.S. federal income taxes at the same rate as ordinary income, except that long-term capital gains realized by non-corporate U.S. holders are subject to U.S. federal income taxes at a maximum rate of 15% for taxable years beginning before January 1, 2011 (and 20% thereafter). Certain limitations exist on the deductibility of capital losses by both corporate and individual taxpayers. Capital gains and losses on the sale or other disposition by a U.S. holder of ordinary shares or ADRs generally should constitute gains or losses from sources within the U.S.
     For cash basis U.S. holders who receive foreign currency in connection with a sale or other taxable disposition of ordinary shares or ADRs, the amount realized will be based on the U.S. dollar value of the foreign currency received with respect to such ordinary shares or ADRs as determined on the settlement date of such sale or other taxable disposition.
     Accrual basis U.S. holders may elect the same treatment required of cash basis taxpayers with respect to a sale or other taxable disposition of ordinary shares or ADRs, provided that the election is applied consistently from year to year. Such election may not be changed without the consent of the U.S. Internal Revenue Service. Accrual basis U.S. holders who or which do not elect to be treated as cash basis taxpayers (pursuant to the U.S. Treasury regulations applicable to foreign currency transactions) for this purpose may have a foreign currency gain or loss for U.S. federal income tax purposes because of differences between the U.S. dollar value of the foreign currency received prevailing on the date of the sale or other taxable disposition of ordinary shares or ADRs and the date of payment. Any such foreign currency gain or loss generally will constitute gain or loss from sources within the U.S. and generally will be treated as ordinary income or loss and would be in addition to gain or loss, if any, recognized on the sale or other taxable disposition of ordinary shares or ADRs.
     Deposits, Withdrawals and Pre-Releases. Deposits and withdrawals by U.S. holders of ordinary shares in exchange for ADRs and of ADRs in exchange for ordinary shares will not be subject to any U.S. federal income tax. The U.S. Treasury Department, however, has expressed concerns that parties involved in transactions where depositary shares are pre-released may be taking actions that are not consistent with the claiming of foreign tax credits by the holders of the applicable ADRs. Accordingly, the analysis of the creditability of non-U.S. withholding taxes described above could be affected by future actions that may be taken by the U.S. Treasury Department.
     U.S. Backup Withholding and Information Reporting. In general, information reporting requirements will apply to payments of dividends on ordinary shares or ADRs and the proceeds of certain sales of ordinary shares or ADRs in respect of U.S. holders other than certain exempt persons (such as corporations). A 28% backup withholding tax (31% for 2011 and thereafter) will apply to such payments if the U.S. holder fails to provide a correct taxpayer identification number or other certification of exempt status or, with respect to certain payments, the U.S. holder fails to report in full all dividend and interest income and the U.S. Internal Revenue Service notifies the payer of such under-reporting. Amounts withheld under the backup withholding rules may be credited against a holder’s U.S. federal tax liability, and a refund of any excess amounts withheld under the backup withholding rules may be obtained by filing the appropriate claim form with the U.S. Internal Revenue Service.
U.S. Taxation of Warrants
     A prospectus supplement will describe, if applicable, the U.S. federal income tax consequences of your ownership of warrants and any equity or debt securities issued together with them.
U.S. Taxation of Debt Securities
     This discussion deals only with debt securities that are treated as indebtedness for U.S. federal income tax purposes. The U.S. federal income tax consequences of owning debt securities that are not so treated will be discussed in an applicable prospectus supplement.
      Merger and Consolidation/Substitution of Issuer
     If we engage in the activities described under “Description of Debt Securities - Consolidation, Merger and Sale of Assets” or “Description of Debt Securities—Substitution of Shell Finance as Issuer”, a U.S. holder could be treated for U.S. federal income tax purposes as having constructively exchanged its debt securities for new debt securities in a taxable transaction, resulting in realization of gain or loss. U.S. holders are urged to consult their tax advisors with regard to whether our engaging in such activities results in a constructive exchange and, if so, the U.S. federal income tax consequences of such constructive exchange and of holding the new debt securities such holder is deemed to receive.
      Additional Amounts
     All references to principal, interest or other amounts payable on the debt securities include any additional amounts payable by Royal Dutch Shell as described in “Description of Debt Securities — Payment of Additional Amounts”.

      Interest
     The tax treatment of interest paid on the debt securities depends upon whether the interest is “Qualified Stated Interest.” A debt security may have some interest that is Qualified Stated Interest and some that is not.
     “Qualified Stated Interest” is any interest that meets all the following conditions:
•	It is payable at least once each year in cash or property (other than additional debt securities).

•	It is payable over the entire term of the debt security.

•	It is payable at a single fixed rate or under a single formula.

•	The debt security has a maturity of more than one year from its issue date.
     If any interest on a debt security is Qualified Stated Interest, then
•	If the U.S. holder is a cash method taxpayer (including most individual holders), such U.S. holder must report that interest in income when received.

•	If the U.S. holder is an accrual method taxpayer, such U.S. holder must report that interest in income as it accrues.
     If any interest on a debt security is not Qualified Stated Interest, it is subject to the rules for original issue discount (“OID”) described below.
     Subject to certain limitations, U.S. holders may elect to claim a foreign tax credit against their U.S. federal income tax liability for non-U.S. tax withheld (if any) from interest received in respect of debt securities. Interest paid on, and OID, if any, accrued with respect to the debt securities that are issued by Royal Dutch Shell or Shell Finance will constitute income from sources outside the U.S., and generally will be “passive category income”, and therefore any U.S. federal income tax imposed with respect to such interest and OID, if any, cannot be offset by excess foreign tax credits from non-U.S. source income not qualifying as passive income. In the case of certain types of U.S. holders, any such interest or OID may be treated as “general category income” for purposes of calculating the U.S. foreign tax credit limitations. If the U.S. holder does not elect to claim a foreign tax credit, such U.S. holder may instead claim a deduction for non-U.S. tax withheld (if any).
     Determining Amount of OID
     Debt securities that have OID are subject to additional tax rules. The amount of OID on a debt security is determined as follows:
•	The amount of OID on a debt security is the “stated redemption price at maturity” of the debt security minus the “issue price” of the debt security. If this amount is zero or negative, there is no OID.

•	The “stated redemption price at maturity” of a debt security is the total amount of all principal and interest payments to be made on the debt security, other than Qualified Stated Interest. In a typical case where all interest is Qualified Stated Interest, the stated redemption price at maturity is the same as the principal amount.

•	The “issue price” of a debt security is the first price at which a substantial amount of the debt securities are sold to the public.

•	Under a special rule, if the OID determined under the general formula is very small, it is disregarded and not treated as OID. This disregarded OID is called “de minimis OID”. If all the interest on a debt security is Qualified Stated Interest, this rule applies if the amount of OID is less than the following items multiplied together: (a) .25% (that is, 1/4 of 1%), (b) the number of full years from the issue date to the maturity date of the debt security, and (c) the principal amount.

     Accrual of OID into Income
     If a debt security has OID, the following consequences arise:
•	U.S. holders must include the total amount of OID as ordinary income over the life of the debt security.

•	U.S. holders must include OID in income as the OID accrues on the debt securities, even if such holders are on the cash method of accounting. This means that such holders are required to report OID income, and in some cases pay tax on that income, before receiving the cash that corresponds to that income.

•	OID accrues on a debt security on a “constant yield” method. This method takes into account the compounding of interest. Under this method, the accrual of OID on a debt security, combined with the inclusion into income of any Qualified Stated Interest on the debt security, will result in the U.S. holder being taxable at approximately a constant percentage of such U.S. holder’s unrecovered investment in the debt security.

•	The accruals of OID on a debt security generally will be less in the early years and more in the later years.

•	If any of the interest paid on the debt security is not Qualified Stated Interest, that interest is taxed solely as OID. It is not separately taxed when it is paid.

•	Tax basis in the debt security is initially its cost to the U.S. holder. It increases by any OID (not including Qualified Stated Interest) reported as income. It decreases by any principal payments received on the debt security and by any interest payments received that are not Qualified Stated Interest.
     Debt Securities Subject to Additional Tax Rules
     Additional or different tax rules apply to several types of debt securities that we may issue.
     Short-Term Debt Securities: We may issue debt securities with a maturity of one year or less. These are referred to as “short-term debt securities.”
•	No interest on these debt securities is Qualified Stated Interest. Otherwise, the amount of OID is calculated in the same manner as described above.

•	U.S. holders may make certain elections concerning the method of accrual of OID on short-term debt securities over the life of the debt securities.

•	If the U.S. holder is an accrual method taxpayer, a bank, a securities dealer, or in certain other categories, OID must be included in income as it accrues (determined on a ratable basis, unless the holder elects to use a constant yield method).

•	If the U.S. holder is a cash method taxpayer not subject to the accrual rule described above, OID will not be included in income until payments on the debt security are actually received. Alternatively, the U.S. holder can elect to include OID in income as it accrues (determined on a ratable basis, unless the holder elects to use a constant yield method).

•	Two special rules apply if the U.S. holder is a cash method taxpayer and does not include OID in income as it accrues. First, if the debt security is sold or it is paid at maturity, producing a taxable gain, then the gain is ordinary income to the extent of the accrued OID on the debt security at the time of the sale that has not yet been taken into income. Second, if the U.S. holder borrows money (or does not repay outstanding debt) to acquire or hold the debt security, then while the debt security is held, any interest on the borrowing that corresponds to accrued OID on the debt security cannot be deducted until OID is included in income.
     Floating Rate Debt Securities: Floating rate debt securities are subject to special OID rules.

•	If the interest rate is determined using a single fixed formula and is based on objective financial information (which may include a fixed interest rate for the initial period) or if it reflects variations in the cost of newly borrowed funds, all the interest will be Qualified Stated Interest. The amount of OID (if any), and the method of accrual of OID, will then be calculated by converting the debt security’s initial floating rate into a fixed rate and by applying the general OID rules described above.

•	If the debt security has more than one formula for interest rates, it is possible that the combination of interest rates might create OID. We suggest that you consult your tax advisor concerning the OID accruals on such a debt security.
     Foreign Currency Debt Securities: A “foreign currency debt security” is a debt security denominated in a currency other than U.S. dollars. Special tax rules apply to these debt securities:
•	If the U.S. holder is a cash method taxpayer, such holder will be taxed on the U.S. dollar value of any foreign currency received as interest. The dollar value will be determined as of the date when payments are received.

•	If the U.S. holder is an accrual method taxpayer, such holder must report interest income as it accrues. The U.S. holder can use the average foreign currency exchange rate during the relevant interest accrual period (or, if that period spans two taxable years, during the portion of the interest accrual period in the relevant taxable year). In this case, such holder will recognize foreign exchange gain or loss upon receipt of the foreign currency to reflect actual exchange rates at that time. Certain alternative elections also may be available.

•	Any OID on foreign currency debt securities as well as the amortization of any bond premium will be determined in the relevant foreign currency. OID must be accrued in the same manner that an accrual basis holder accrues interest income.

•	The initial tax basis in a foreign currency debt security is the amount of U.S. dollars paid for the debt security (or, if paid in foreign currency, the value of that foreign currency on the purchase date). Adjustments are made to reflect OID and other items as described above.

•	If foreign currency is collected upon the maturity of the debt security, or if the debt security is sold for foreign currency, gain or loss will be based on the U.S. dollar value of the foreign currency received. For a publicly traded foreign currency debt security, this value is determined for cash basis taxpayers on the settlement date for the sale of the debt security, and for accrual basis taxpayers on the trade date for the sale (although such taxpayers can also elect the settlement date). The tax basis in the foreign currency will then be equal to the value reported on the sale.

•	Any gain or loss on the sale or retirement of a debt security will be ordinary income or loss and sourced to the U.S. to the extent it arises from currency fluctuations between the purchase date and sale date. Any gain or loss on the sale of foreign currency will also be ordinary income or loss.
     Other Categories of Debt Securities: Additional rules may apply to certain other categories of debt securities. The Prospectus Supplement for these debt securities may describe these rules. In addition, we suggest that you consult your tax advisor in these situations. These categories of debt securities include:
•	Debt securities with contingent payments;

•	Debt securities that can be put to us before their maturity;

•	Debt securities that are callable by us before their maturity, other than typical calls at a premium;

•	Indexed debt securities with an index tied to currencies; and

•	Debt securities the maturity of which is extendable at the U.S. holder’s option or at our option.

     Premium and Discount
     Additional special rules apply in the following situations involving premium or discount:
•	If a debt security is bought in the initial offering for more than its stated redemption price at maturity—disregarding that part of the purchase price allocated to accrued interest—the excess amount paid will be “bond premium”. The U.S. holder can elect to use bond premium to reduce taxable interest income from the debt security. Under the election, the total premium will be allocated to interest periods, as an offset to interest income, on a “constant yield” basis over the life of the debt security—that is, with a smaller offset in the early periods and a larger offset in the later periods. This election is made on the U.S. holder’s tax return for the year in which the debt security is acquired. However, if the election is made, it automatically applies to all debt instruments with bond premium that the U.S. holder owns during that year or that are acquired at any time thereafter, unless the U.S. Internal Revenue Service permits such holder to revoke the election. A U.S. holder that does not elect to amortize bond premium and that holds a debt security to maturity generally will be required to treat the premium as a capital loss when the debt security matures.

•	Similarly, if a debt security has OID and it is bought in the initial offering for more than the issue price (but less than the stated redemption price at maturity), the excess is called “acquisition premium”. The amount of OID the U.S. holder is required to include in income will be reduced by this amount over the life of the debt security.

•	If a debt security is bought in the initial offering for less than the initial offering price to the public, special rules concerning “market discount” may apply.
     Appropriate adjustments to tax basis are made in these situations. We suggest that you consult your tax advisor if you are in one of these situations.
     Accrual Election
     The U.S. holder can elect to be taxed on the income from the debt security in a different manner than described above. Under the election:
•	No interest is Qualified Stated Interest.

•	Amounts are included in income as they economically accrue. The accrual of income is in accordance with the constant yield method, based on the compounding of interest. The accrual of income takes into account stated interest, OID (including de minimis OID), market discount and premium.

•	Tax basis is increased by all accruals of income and decreased by all payments received on the debt security.
     Sale or Retirement of Debt Securities
     On sale or retirement of the debt security:
•	The U.S. holder will have taxable gain or loss equal to the difference between the amount received and such holder’s tax basis in the debt security. Such gain or loss will be U.S. source. The tax basis in the debt security is such holder’s cost, subject to certain adjustments.

•	The U.S. holder’s gain or loss will generally be capital gain or loss, and will be long term capital gain or loss if the debt security was held for more than one year. For an individual, the maximum tax rate on long term capital gains is 15% (for taxable years beginning before January 1, 2011).

•	If (a) the debt security was purchased with de minimis OID, (b) no election to accrue all OID into income was made, and (c) the principal amount of the debt security upon the sale or retirement was received by the U.S. holder, then such holder will generally have capital gain equal to the amount of the de minimis OID.

•	If the debt security is sold between interest payment dates, a portion of the amount received reflects interest that has accrued on the debt security but has not yet been paid by the sale date. That amount is treated as ordinary interest income and not as sale proceeds.

•	All or part of the gain may be ordinary income rather than capital gain in certain cases, including sales of short-term debt securities, debt securities with market discount, debt securities with contingent payments and foreign currency debt securities.
     Disclosure Requirements
     U.S. Treasury regulations meant to require reporting of certain tax shelter transactions (“Reportable Transactions”) could be interpreted to cover transactions generally not regarded as tax shelters, including certain foreign currency transactions. Under U.S. Treasury regulations, certain transactions may be characterized as Reportable Transactions including, in certain circumstances, a sale, exchange, retirement or other taxable disposition of debt denominated in a foreign currency, which results in a foreign currency loss exceeding certain thresholds. Persons considering the purchase of debt denominated in a foreign currency should consult with their own tax advisers to determine the tax return disclosure obligations, if any, with respect to an investment in debt denominated in a foreign currency, including any requirement to file IRS Form 8886 (Reportable Transaction Disclosure Statement).
     Information Reporting and Backup Withholding
     Under the tax rules concerning information reporting to the IRS:
•	Assuming the debt securities are held through a broker or other securities intermediary, the intermediary must provide information to the IRS and to the U.S. holder on IRS Form 1099 concerning interest, OID and retirement proceeds on the debt securities, unless an exemption applies. As discussed above under “Premium and Discount”, if the debt securities have OID, the amount reported to such holder may have to be adjusted to reflect the amount that must be reported in such holder’s tax return.

•	Similarly, unless an exemption applies, the U.S. holder must provide the intermediary with such holder’s Taxpayer Identification Number for its use in reporting information to the IRS. If the U.S. holder is an individual, this is such holder’s social security number. The U.S. holder is also required to comply with other IRS requirements concerning information reporting.

•	If the U.S. holder is subject to these requirements but does not comply, the intermediary must withhold up to 28% (31% for 2011 and thereafter) of all amounts payable on the debt securities (including principal payments). This is called “backup withholding”. If the intermediary withholds payments, the U.S. holder may credit the withheld amount against its federal income tax liability.

•	All individuals are subject to these requirements. Some holders, including all corporations, tax-exempt organizations and individual retirement accounts, are exempt from these requirements, but may have to establish their entitlement to an exemption.
U.K. Taxation
     The following is a summary of the material U.K. tax consequences for a U.S. holder of the ownership and disposal of securities we may offer pursuant to this prospectus. This summary is the opinion of our U.K. tax counsel, Slaughter and May, as to the matters of law set out in this section headed “U.K. Taxation”. It is based on current U.K. law and on what is understood to be the current practice of Her Majesty’s Revenue and Customs (“HMRC”) in the U.K., either of which is subject to change, possibly with retroactive effect. Any change in applicable laws or the current practice of HMRC, or any inaccuracy in the documents upon which Slaughter and May have relied, may affect the continuing validity of their opinion. Slaughter and May assume no responsibility to inform you of any such change or inaccuracy that may occur or come to their attention. The opinion of Slaughter and May is being provided to Royal Dutch Shell in connection with this registration statement and may not be reproduced, quoted, summarized or relied upon by any other person or for any other purpose without the express written consent of Slaughter and May. This summary applies only to U.S. holders who hold their securities as an investment and are the absolute beneficial owners of them, who are not resident or ordinarily resident for tax purposes in the U.K. or carrying on a trade (or profession or vocation) in the U.K. and who are not (and have not in the previous seven years been) employees of Royal Dutch Shell or of any person connected with Royal Dutch Shell. It assumes that holders of Royal Dutch Shell ADRs will in practice be treated for the purposes of U.K. tax as the beneficial owners of the Royal Dutch Shell ordinary shares represented by such Royal Dutch Shell ADRs.
     The paragraphs below do not attempt to describe all possible U.K. tax considerations that may be relevant to a U.S. holder. Any U.S. holders who are in any doubt about any aspect of their particular tax position should consult appropriate independent tax advisers.
     For the purposes of this section a person is a U.S. holder at any time if, at that time, he/she is regarded as a resident of the U.S. for U.S. tax purposes.
U.K. Taxation of Ordinary Shares and ADRs
     U.K. Tax on Income and Chargeable Gains
     U.S. holders who satisfy the criteria set out in the first paragraph above under the heading “U.K. Taxation” will not be subject to U.K. tax on income or chargeable gains in respect of the ownership and disposal of Royal Dutch Shell ordinary shares or Royal Dutch Shell ADRs or the receipt of any dividends that are paid on them.
     There is however an exception to this rule in the case of a U.S. holder who is an individual, who has ceased to be either resident or ordinarily resident for tax purposes in the U.K. or is regarded as non resident for the purposes of a relevant double taxation treaty (“Treaty Non Resident”) but then resumes residence or ordinary residence in the U.K. or, as the case may be, ceases to be regarded as Treaty Non Resident, before five complete tax years have passed. Such a holder may be liable to U.K. capital gains tax (subject to any available exemption or relief) on a disposal of Royal Dutch Shell ordinary shares or Royal Dutch Shell ADRs made whilst not resident or ordinarily resident for tax purposes in the U.K. or whilst Treaty Non Resident.
     U.K. Inheritance Tax
     A U.S. holder who is an individual domiciled in the U.S. for the purposes of the U.K./U.S. Estate and Gift Tax Treaty and who is not a national of the U.K. for the purposes of the U.K./U.S. Estate and Gift Tax Treaty will not be subject to U.K. inheritance tax in respect of Royal Dutch Shell ordinary shares or Royal Dutch Shell ADRs on the individual’s death or on a gift of such Royal Dutch Shell ordinary shares or the Royal Dutch Shell ADRs made during the individual’s lifetime unless, inter alia, they are part of the business property of the individual’s permanent establishment situated in the U.K. or pertain to the individual’s U.K. fixed base used for the performance of independent personal services. In the exceptional case where Royal Dutch Shell ordinary shares or Royal Dutch Shell ADRs are subject to both U.K. inheritance tax and U.S. federal estate or gift tax, the U.K./U.S. Estate and Gift Tax Treaty generally provides for tax paid in the U.K. to be credited against tax payable in the U.S., based on priority rules set out in that treaty.
     U.K. Stamp Duty and Stamp Duty Reserve Tax (“SDRT”)
     A conveyance or transfer on sale of Royal Dutch Shell ordinary shares other than to a depositary or clearance service or the nominee or agent of a depositary or clearance service will usually be subject to ad valorem stamp duty, although not where the amount or value of the consideration of the transfer is £1,000 or under and the transfer instrument is certified at £1,000 (a “Low Value Transaction”), and generally at the rate of 0.5% of the amount or value of the consideration for the transfer (rounded up to the nearest £5). An unconditional agreement for such transfer, or a conditional agreement which subsequently becomes unconditional, will be liable to SDRT, unless the transfer is a Low Value Transaction, generally at the rate of 0.5% of the consideration for the transfer; but such liability will be cancelled if the agreement is completed by a duly stamped instrument of transfer within six years of the date of the agreement or, if the agreement was conditional, the date the agreement became unconditional. Where the stamp duty is paid, any SDRT previously paid will be repaid on the making of an appropriate claim. Stamp duty and SDRT are normally paid by the purchaser.
     Subject to certain exemptions, a charge to SDRT (or in the case of transfer, stamp duty) will arise on the issue or transfer of Royal Dutch Shell ordinary shares to particular persons providing a clearance service, their nominees or agents, or to an issuer of depositary receipts, or to its nominee or agent. The rate of stamp duty or SDRT, as the case may be, will generally be 1.5% of either (i) in the case of an issue of Royal Dutch Shell ordinary shares, the issue price of the Royal Dutch Shell ordinary shares concerned; or (ii) in the case of a transfer of Royal Dutch Shell ordinary shares, the amount or value of the consideration for the transfer or, in some circumstances, the value of the Royal Dutch Shell ordinary shares concerned, in the case of stamp duty rounded up if necessary to the nearest multiple of £5.
     No stamp duty need be paid on the acquisition or transfer of Royal Dutch Shell ADRs, provided that any instrument of transfer or contract of sale is executed, and remains at all times, outside the U.K. Based on our understanding of HMRC’s application of the exemption from SDRT for depositary receipts, an agreement for the transfer of Royal Dutch Shell ADRs will not, in practice, give rise to a liability to SDRT.
     No stamp duty need be paid on the acquisition or transfer of interests in Royal Dutch Shell ordinary shares held within a clearance service, provided that any instrument of transfer or contract of sale is executed, and remains at all times, outside the U.K. An agreement for the transfer of interests in Royal Dutch Shell ordinary shares held within a clearance service will not give rise to a liability to SDRT provided that, at the time the agreement is made, the clearance service satisfies various conditions laid down in the relevant U.K. legislation.
U.K. Taxation of Warrants
     A prospectus supplement will describe, if applicable, the U.K. tax consequences of your ownership of warrants of Royal Dutch Shell and any equity or debt securities issued together with the warrants.
U.K. Taxation of Debt Securities
     Payments and Disposal (including Redemption)
     U.S. holders who satisfy the criteria set out in the first paragraph above under the heading “U.K. Taxation” will not be directly assessed to U.K. tax on income or chargeable gains in respect of interest on, or the disposal (including redemption) of, debt securities issued by Royal Dutch Shell or Shell Finance.
     Payments of principal and interest on debt securities issued by Shell Finance, and payments of principal on debt securities issued by Royal Dutch Shell, will not be subject to withholding or deduction for or on account of U.K. tax.
     Provided that interest payments on debt securities issued by Royal Dutch Shell do not have a U.K. source, such payments will also not be subject to withholding or deduction for or on account of U.K. tax.
     Even if such payments have a U.K. source, they will not be subject to withholding or deduction for or on account of U.K. tax if:
•	such debt securities carry a right to interest and are listed on a recognized stock exchange as defined in Section 1005 of the Income Tax Act 2007. Securities which are included on the Official List of the U.K., along with securities which are officially listed, in a country outside the U.K. in which there is a recognized stock exchange, in accordance with provisions corresponding to those generally applicable in European Economic Area states, will satisfy this requirement if they are admitted to trading on a recognized stock exchange. The London Stock Exchange and the New York Stock Exchange, inter alia, are recognized stock exchanges for these purposes; or

•	the maturity of the relevant debt security is less than one year from the date of issue and the debt security is not issued under arrangements the effect of which is to render such debt security part of a borrowing with a total term of one year or more.
     In all other cases, if payments of interest on debt securities issued by Royal Dutch Shell have a U.K. source, such payments would in principle be made to U.S. holders after deduction of tax at the basic rate, which is currently 20%. However, no such deduction need be made if an appropriate claim relating to that payment has been validly made and accepted by HMRC under the U.K./U.S. Tax Treaty in respect of income and capital gains and Royal Dutch Shell has received from HMRC a direction under that treaty allowing the payment to be made without the deduction of U.K. tax.

     Guarantee Payments
     Neither U.S. holders who satisfy the criteria set out in the first paragraph above headed “U.K. Taxation” nor Shell Finance will be directly assessed to U.K. tax on income or chargeable gains in respect of any payments made by Royal Dutch Shell under the guarantee.
     Depending on the legal analysis of any payment made by Royal Dutch Shell under the guarantee to the persons mentioned above it is possible that such payment could be subject to withholding or deduction for or on account of U.K. tax if it is regarded as having a U.K. source. However, no such withholding need be made nor tax deducted if an appropriate claim relating to that payment has been validly made and accepted by HMRC under the U.K./U.S. Tax Treaty in respect of income and capital gains and Royal Dutch Shell has received from HMRC a direction under that treaty allowing the payment to be made without the deduction of U.K. tax.
     U.K. Inheritance Tax
     A U.S. holder who is an individual domiciled in the U.S. for the purposes of the U.K./U.S. Estate and Gift Tax Treaty and who is not a national of the U.K. for the purposes of the U.K./U.S. Estate and Gift Tax Treaty will not be subject to U.K. inheritance tax in respect of debt securities issued by Royal Dutch Shell or Shell Finance on the individual’s death or on a gift of such debt securities made during the individual’s lifetime unless, inter alia, they are part of the business property of the individual’s permanent establishment situated in the U.K. or pertain to the individual’s U.K. fixed base used for the performance of independent personal services. In the exceptional case where debt securities are subject to both U.K. inheritance tax and U.S. federal estate or gift tax, the U.K./U.S. Estate and Gift Tax Treaty generally provides for tax paid in the U.K. to be credited against tax payable in the U.S., based on priority rules set out in that treaty.
     U.K. Stamp Duty and SDRT
     No U.K. stamp duty or SDRT will generally be payable by a holder of debt securities on the creation, issue or redemption of debt securities by Royal Dutch Shell or Shell Finance.
     No liability for U.K. stamp duty or SDRT will arise on a transfer of, or an agreement to transfer, debt securities issued by Royal Dutch Shell or Shell Finance unless such securities carry a right (exercisable then or later) at the time that the instrument of transfer is executed of conversion into shares or other securities or to the acquisition of shares or other securities, or at that or any earlier time such securities carry or have carried:
•	a right to interest the amount of which falls, or has fallen to be, determined to any extent by reference to the results of, or of any part of, a business or to the value of any property (other than where (i) the right reduces in the event of the results of, or of any part of, a business improving, or the value of any property increasing; or (ii) the right increases in the event of the results of, or of any part of, a business deteriorating, or the value of any property diminishing);

•	a right to interest the amount of which exceeds a reasonable commercial return on their nominal amount; or

•	a right on repayment to an amount which exceeds their nominal amount and is not reasonably comparable with what is generally repayable (in respect of debt securities with a similar nominal amount) under the terms of issue of debt securities listed on the Official List of the London Stock Exchange.
Dutch Taxation
     The following describes the material Dutch tax consequences for a U.S. holder of securities which may be offered under this prospectus who is neither resident nor deemed to be resident in The Netherlands for Dutch tax purposes and, in the event such holder is an individual, has not opted to be treated as a resident in The Netherlands for the purposes of the Dutch Income Tax Act 2001, in respect the ownership and disposal of his/her securities. This summary is the opinion of our Dutch tax counsel, De Brauw, and is limited as described in this section. This description is not intended to be applicable in all respects to all categories of U.S. holders. This section does not purport to describe all possible Dutch tax considerations or consequences that may be relevant to a U.S. holder. Any holder of securities is advised to consult with his/her tax advisors with regard to the tax consequences of ownership and disposal of securities in his/her particular circumstances. This section does not purport to describe the possible Dutch tax considerations or consequences that may be relevant to a U.S. holder of securities who receives or has received any benefits from these securities as employment income, deemed employment income or otherwise as compensation.
     Neither does this section purport to describe the possible Dutch tax considerations or consequences that may be relevant to a U.S. holder of securities who has a (fictitious) substantial interest in Royal Dutch Shell.
     Generally, a holder has a substantial interest (aanmerkelijk belang) if such holder, alone or together with his/her partner, directly or indirectly:
(i)	owns, or holds certain rights on, shares representing 5% or more of the total issued and outstanding capital of Royal Dutch Shell or of the issued and outstanding capital of any class of shares of Royal Dutch Shell;

(ii)	holds rights to acquire shares, whether or not already issued, representing 5% or more of the total issued and outstanding capital of Royal Dutch Shell, or of the issued and outstanding capital of any class of shares of Royal Dutch Shell; or

(iii)	owns, or holds certain rights on, profit participating certificates that relate to 5% or more of the annual profit of Royal Dutch Shell or to 5% or more of the liquidation proceeds of Royal Dutch Shell.
     A holder will also have a substantial interest if his/her partner or one of certain relatives of the holder or of his/her partner has a (fictitious) substantial interest.
     Generally, a holder has a fictitious substantial interest (fictief aanmerkelijk belang) if, without having an actual substantial interest in Royal Dutch Shell:
(i)	an enterprise has been contributed to Royal Dutch Shell in exchange for shares on an elective non-recognition basis;

(ii)	the shares have been obtained under inheritance law or matrimonial law, on a non-recognition basis, while the disposing holder had a substantial interest in Royal Dutch Shell;

(iii)	the shares have been acquired pursuant to a share merger, legal merger or legal demerger, on an elective non-recognition basis, while the holder prior to this transaction had a substantial interest in Royal Dutch Shell that was party thereto; or

(iv)	the shares held by the holder, prior to dilution, qualified as a substantial interest and, by election, no gain was recognized upon disqualification of these shares.
     Except as otherwise indicated, this section only addresses Dutch tax legislation and regulations, as in effect on the date hereof and as interpreted in published case law on the date hereof and is subject to change after such date, including changes that could have retroactive effect. A change in legislation or regulations may thus invalidate all or part of this section. Unless otherwise specifically stated herein, this section does not express any opinion on Dutch international tax law or on the rules promulgated under or by any treaty or treaty organization and does not express any opinion on any Dutch legal matter other than Dutch tax law.
     Dutch Taxation of Ordinary Shares and ADRs
     Withholding tax on dividend payments
     Dividends distributed by us to a U.S. holder of an ordinary share or ADR are generally subject to withholding tax imposed by The Netherlands at a rate of 15%. Dividends paid through the dividend access mechanism to holders of Class B ordinary shares will not be subject to any Dutch withholding tax. Dividends distributed by us include, but are not limited to:
(a)	distributions of profits in cash or in kind, whatever they may be named or in whatever form;

(b)	proceeds from our liquidation or, as a rule, proceeds from the repurchase of shares by us, in excess of the average paid-in capital recognized for Dutch dividend withholding tax purposes;

(c)	the par value of shares issued to a holder of shares or an increase in the par value of shares, to the extent that no contribution, recognized for Dutch dividend withholding tax purposes, has been made or will be made; and

(d)	partial repayment of paid-in capital that is:
(i)	not recognized for Dutch dividend withholding tax purposes; or

(ii)	recognized for Dutch dividend withholding tax purposes, to the extent that we have net profits (zuivere winst), unless (I) the general meeting of our shareholders has resolved in advance to make such repayment; and (II) the par value of the shares concerned has been reduced with an equal amount by way of an amendment to our articles of association.
     As stated above under (b), Dutch tax law treats share buy backs for cancellation as being subject to withholding tax, however an exemption applies by virtue of their being carried out within certain annual quantitative limits. These quantitative limits have been agreed with the Dutch Revenue Service for the Class A ordinary shares (including Class A ADRs) and the limits will not restrict the share buy back program announced for 2008. Buy backs of Class A ordinary shares (including Class A ADRs) within these limits will not be subject to Dutch withholding tax. It has been confirmed by the Dutch Revenue Service that a repurchase of Class B ordinary shares will be exempt from Dutch withholding tax if the repurchase price does not exceed the fair market value of the Shell Transport shares surrendered under the Scheme of Arrangement.
     In any event, any withholding tax arising on a share buy back would be borne by us and not the selling shareholder.
     A U.S. holder who is entitled to the benefits of the 1992 Double Taxation Convention between the U.S. and The Netherlands, as amended most recently by the Protocol signed March 8, 2004 (the “Convention”), will be entitled to a reduction in the Dutch withholding tax, either by way of a full or partial exemption at source or by way of a full or partial refund, as follows:
•	if the U.S. holder is an exempt pension trust as described in article 35 of the Convention, or an exempt organization as described in article 36 of the Convention, the U.S. holder will be exempt from Dutch dividend withholding tax; and

•	if the U.S. holder is a company which holds directly at least 10% of the voting power in us, the U.S. holder will be subject to Dutch dividend withholding tax at a rate not exceeding 5%.
     According to Dutch domestic anti-dividend stripping rules, no credit against Dutch (corporate) income tax, exemption from, reduction in or refund of, Dutch dividend withholding tax will be granted if the recipient of the dividend paid by us is not considered to be the beneficial owner (uiteindelijk gerechtigde) of such dividends as meant in these rules.
     Dutch Taxes on Income and Capital Gains
     A U.S. holder will not be subject to Dutch taxes on income or on capital gains in respect of the ownership and disposal of ordinary shares or ADRs, other than Dutch withholding tax as described above, in each case, except if:
(i)	the holder derives profits from an enterprise, whether as entrepreneur (ondernemer) or pursuant to a co-entitlement to the net worth of such enterprise, other than as an entrepreneur or a shareholder, which enterprise is, in whole or in part, carried on through a permanent establishment (vaste inrichting) or a permanent representative (vaste vertegenwoordiger) in The Netherlands to which the ordinary shares or ADRs are attributable; or

(ii)	the holder is an individual and derives benefits from miscellaneous activities (resultaat uit overige werkzaamheden) carried out in The Netherlands in respect of the ordinary shares or ADRs, including, without limitation, activities which are beyond the scope of active portfolio investment activities.
     Dutch Gift, Estate and Inheritance Tax
     No Dutch gift tax or inheritance tax is payable in respect of any gift of ordinary shares or ADRs by, or inheritance of ordinary shares or ADRs on the death of, a U.S. holder of ordinary shares or ADRs, except if:
(i)	at the time of the gift or the death of the U.S. holder, his/her ordinary shares or ADRs are attributable to an enterprise (or an interest in an enterprise) which is, in whole or in part, carried on through a permanent establishment or permanent representative in The Netherlands; or

(ii)	the U.S. Holder passes away within 180 days after the date of the gift and is not, or is not deemed to be, at the time of the gift, but is, or is deemed to be, at the time of death, resident in The Netherlands.
     Dutch Taxation of Warrants
     A prospectus supplement will describe, if applicable, the Dutch income tax consequences of your ownership of warrants and any equity or debt securities issued together with the warrants.
     Dutch Taxation of Debt Securities
     Dutch Withholding Tax
     All payments made under Debt Securities issued by Royal Dutch Shell or Shell Finance (the “Issuer”) will not be subject to any withholding tax, except if the Debt securities function as equity for the Issuer, in which case any payment under the Debt Securities, other than a repayment of principal, will generally be subject to 15% Dutch withholding tax. As determined by case law, Debt Securities function as equity if:
(i)	the Debt Securities are subordinated to senior debt of the Issuer;

(ii)	the Debt Securities do not have a final maturity or have a term of more than 50 years; and

(iii)	any amount whatsoever to be paid under the Debt Securities is, either wholly or mainly dependant on the amount of profits realized or distributed by the Issuer.
     Dutch Individual and Corporate Income Tax
     A U.S holder of Debt Securities (“Debt Holder”) will not be subject to any Dutch taxes on any payment made to the Noteholder under the Debt Securities or on any capital gain made by the Debt Holder from the disposal, or deemed disposal, or redemption of, the Debt Securities, other than withholding tax as described above, except if:
(i)	the Debt Holder derives profits from an enterprise, whether as entrepreneur (ondernemer) or pursuant to a co-entitlement to the net worth of the enterprise, other than as an entrepreneur or a shareholder, which enterprise is, in whole or in part, carried on through a permanent establishment (vaste inrichting) or a permanent representative (vaste vertegenwoordiger) in The Netherlands, to which the Debt Securities are attributable; or

(ii)	the Debt Holder is an individual and derives benefits from miscellaneous activities (overige werkzaamheden) carried out in The Netherlands in respect of the Debt Securities, including without limitation activities which are beyond the scope of active portfolio investment activities.
     Dutch Gift and Inheritance Taxes
     No Dutch gift tax or inheritance tax is due in respect of any gift of Debt Securities by, or inheritance of Debt Securities on the death of, a Debt Holder, except if:

(i)	at the time of the gift or death of the Debt Holder, his/her Debt Securities are attributable to an enterprise (or an interest in an enterprise) which is, in whole or in part, carried on through a permanent establishment or permanent representative in The Netherlands; or

(ii)	the Debt Holder passes away within 180 days after the date of the gift of the Debt Securities and is not, or not deemed to be, at the time of the gift, but is, or is deemed to be, at the time of his/her death, resident in The Netherlands.
     Other Taxes and Duties
     No other Dutch taxes, including turnover tax and taxes of a documentary nature, such as capital tax, stamp or registration tax or duty, are payable in The Netherlands by or on behalf of a holder of Debt Securities and a holder of ordinary shares or ADRs by reason only of the purchase, ownership and disposal of the Debt Securities, ordinary shares and ADRs.
European Directive on the Taxation of Savings
     As of 1 July 2005, based on Directive 2003/48/EC, the tax authorities of the EU Member States provide each other with details of payments of interest and similar income made to individuals who are the beneficial owner of those payments, but permits Austria, Belgium and Luxembourg instead to impose a withholding tax on the payments concerned for a “transitional period”. The Directive also provides that no such withholding tax should be levied where the beneficial owner of the payment authorizes an exchange of information and/or where the beneficial owner presents a certificate from the tax authority of the EU Member State in which the beneficial owner is resident. A number of non-EU countries and certain dependent or associated territories have agreed to adopt similar measures (in certain cases on a reciprocal basis). The Directive does not preclude EU Member States from levying other types of withholding tax.

PLAN OF DISTRIBUTION
     We may sell the securities offered by this prospectus in and outside the U.S. through underwriters or dealers, directly to purchasers or through agents.
     The prospectus supplement relating to any offering will include the following information:
•	the terms of the offering;

•	the names of any underwriters or agents;

•	the purchase price of the securities from us and, if the purchase price is not payable in U.S. dollars, the currency or composite currency in which the purchase price is payable;

•	the net proceeds to us from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	the initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.
Sale Through Underwriters or Dealers
     If we use underwriters in the sale of securities, they will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to conditions, and the underwriters will be obligated to purchase all the securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.
     During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include over allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if such offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, these activities may be discontinued at any time.
     If we use dealers in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The dealers participating in any sale of the securities may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.
Direct Sales and Sales Through Agents
     We may sell the securities directly. In that event, no underwriters or agents would be involved. We may also sell the securities through agents we designate from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.
     We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.
Delayed Delivery Contracts
     If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.
General Information
     We may have agreements with the agents, dealers and underwriters to indemnify them against civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may engage in transactions with us or perform services for us in the ordinary course of their businesses.

EXCHANGE CONTROLS
     There is no legislative or other legal provision relating to exchange controls currently in force in England or The Netherlands or arising under our memorandum or our or Shell Finance’ articles of association restricting remittances to non-resident holders of our securities or affecting the import or export of capital for use by us.
LIMITATIONS ON RIGHTS TO OWN SECURITIES
     There are no limitations imposed by English law or our memorandum or articles of association on the right to own our debt securities, warrants or ordinary shares, including the rights of non-residents or foreign persons to hold or vote our ordinary shares (other than would generally apply to our shareholders) or to hold its debt securities or warrants. There are no limitations imposed by Dutch law or Shell Finance’s articles of association on the rights to own its debt securities, including the rights of non-resident or foreign persons to hold the debt securities.
LEGAL MATTERS
     Cravath, Swaine & Moore LLP, U.S. counsel for us and Shell Finance, and Cleary Gottlieb Steen & Hamilton LLP, U.S. counsel for any underwriters, will pass upon the validity of the debt securities, debt warrants and guarantees as to certain matters of New York law. Slaughter and May, our English solicitors, will pass upon the validity of the debt securities, guarantees, warrants and ordinary shares as to certain matters of English law. De Brauw, our Dutch counsel, will pass upon Dutch law matters.
EXPERTS
     Our consolidated financial statements as of December 31, 2007 and 2006 and for each of the three years in the period ended December 31, 2007 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2007 (which is included in management’s report on internal control over financial reporting), incorporated in this prospectus by reference to the 2007 20-F, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

$

Shell International Finance B.V.

$                    % Guaranteed Notes due 2014
Guaranteed as to the Payment of Principal and Interest by

Royal Dutch Shell plc

PROSPECTUS SUPPLEMENT

Barclays Capital

Morgan Stanley

March   , 2009